Exhibit 99.1

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission.  Asterisks denote omissions.

LICENSE, DEVELOPMENT and COOPERATION AGREEMENT

VILAZODONE (EMD 68843)

by and between:

Merck KGaA

and:

Genaissance Pharmaceuticals, Inc.

Effective as of:       September 22, 2004

TABLE OF CONTENTS:

PREAMBLE
1.	DEFINITIONS
2.	LICENSES
3.	Research and Development
4.	DILIGENCE and CAPABILITIES, PLANS AND REPORTING
5.	MARKETING AND OptionS TO CO-COMMERCIALIZE
6.	License grant to MERCK KGAA
7.	Payments and ROYALTIES
8.	SUPPLY OF VILAZODONE AND PRODUCTION OF PRODUCT, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS
9.	GOVERNMENTAL APPROVALS / REGULATORY AFFAIRS.
10.	JOINT COMMITTEE
11.	INTELLECTUAL PROPERTY
12.	PATENT PROSECUTION, Infringements AND LITIGATION
13.	RIGHT OF FIRST NEGOTIATION
14.	Publications
15.	Confidentiality
16.	Term
17.	TerminatioN
18.	Obligations on Termination
19.	REPRESENTATIONS, WARRANTIES AND DISCLAIMERS
20.	limitation of Liability
21.	INDEMNIFICATION AND INSURANCE
22.	RELATIONSHIP
23.	Assignment
24.	Entire Agreement
25.	Severability
26.	WAIVER AND AMENDMENT
27.	COUNTERPARTS
28.	Force Majeure
29.	DISPUTE RESOLUTION
30.	ATTORNEYS’ FEES
31.	Governing Law
32.	NOTICES
LIST OF SCHEDULES
Schedule 1
Schedule 2
Schedule 3
Schedule 3A
Schedule 3B
Schedule 4
Schedule 6
Schedule 7
Schedule 8
Schedule 9

LICENSE, DEVELOPMENT and COOPERATION AGREEMENT

VILAZODONE (EMD 68843)

Between	Merck KGaA
Frankfurter Strasse 250
64293 Darmstadt
Germany

(hereinafter referred to as “MERCK KGAA”)

and	Genaissance Pharmaceuticals, Inc.
Five Science Park
New Haven, CT 06511
USA

(hereinafter referred to as “GENAISSANCE”)

(GENAISSANCE and MERCK KGAA are also referred to herein as the “PARTIES” or a “PARTY”)

PREAMBLE

Whereas, MERCK KGAA and GlaxoSmithKline (GSK) have carried out extensive preclinical research and development work and certain clinical studies on VILAZODONE defined below.

Whereas, MERCK KGAA holds the MERCK KGAA PATENTS defined herein in certain countries.

Whereas, GENAISSANCE has developed a combination of pharmacogenetics technologies and expertise, called HAP™ Technology, which includes a proprietary database (the HAP™ Database) of gene specific SNPs and haplotypes (HAP™ Markers) for pharmaceutically relevant genes and expertise in designing and conducting pharmacogenetic studies.

Whereas, GENAISSANCE desires to develop, test, certify for marketing, and commercialize throughout the world one or more human therapeutic products containing VILAZODONE as described herein;

Whereas, GENAISSANCE is interested to obtain a licence under the MERCK KGAA PATENT RIGHTS and MERCK KGAA KNOW-HOW for the development and commercialization of PRODUCT and to use its HAP™ Technology to aid in the development, registration, and/or marketing of VILAZODONE for depression and other INDICATIONS;

Whereas, MERCK KGAA has substantial know-how and expertise relating to VILAZODONE and its manufacture and under certain conditions will grant GENAISSANCE an option to manufacture VILAZODONE for developmental and commercial purposes; and

Whereas, MERCK KGAA desires to retain the option to participate in the commercial promotion of PRODUCTS containing VILAZODONE in certain countries.

Now, therefore, the parties hereby agree as follows:

1.             DEFINITIONS

For the purposes of this AGREEMENT, the following words and phrases, whether used in the singular or plural, shall have the following meanings:

1.1           “AFFILIATE” shall mean any corporation, partnership or other entity, whether de jure or de facto, that, directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or control with, a PARTY, where ownership or control means the ownership or voting control of at least fifty per cent (50%) of the outstanding voting stock or other equity interests of a corporation, partnership or entity (or such lesser percentage that is in a particular jurisdiction the maximum percentage allowed to be owned by a foreign owner).

1.2           “AGREEMENT” shall mean this License, Development and Cooperation Agreement between GENAISSANCE and MERCK KGAA and all Schedules and Exhibits hereto.

1.3           “CHANGE OF CONTROL” as to a PARTY shall mean that: (i) any person or entity acquires, directly or indirectly, the beneficial ownership of any voting security of such PARTY or the percentage ownership of a person or entity in the voting securities of such PARTY is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such person or entity is, directly or indirectly, the beneficial owner of voting securities representing fifty percent (50%) or more of the total voting power of the then-outstanding voting securities of such PARTY; (ii) the stockholders or equity holders of such PARTY shall approve a merger, consolidation, recapitalization, or reorganization of such PARTY, a reverse stock split of outstanding voting securities (or consummation of any such transaction if stockholder or equity holder approval is not obtained), other than any such transaction which would result in stockholders or equity holders of such PARTY immediately prior to such transaction owning at least 50% of the outstanding securities of the surviving entity in such transaction immediately following such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (iii) the stockholders or equity holders of such PARTY shall approve a plan of complete liquidation of the PARTY or an agreement for the sale or disposition by the PARTY of all or substantially all of that portion of the PARTY’s assets that bears on or is required for performance under this AGREEMENT.

1.4           “CO-COMMERCIALIZE” or CO-COMMERCIALIZATION” shall mean (a) co-promotion meaning that each co-promoting PARTY promotes sales of the same product under the same trademark and revenues are shared based on the relative contributions of both PARTIES,  (b) if the co-promotion activities described in (a) are commercially impractical or illegal in a particular country, or if the PARTIES so agree, then CO-COMMERCIALIZATION shall mean co-marketing, meaning that each co-marketing PARTY performs marketing of the same product under different trademarks for its own account, (c) if the PARTIES so agree, MERCK KGAA marketing a PRODUCT alone on a country-by-country basis, or (d) any other joint promotion, or marketing arrangement with respect to a PRODUCT, and (e) if MERCK KGAA elects to CO-COMMERCIALIZE pursuant to Section 5.3.1, co-development whereby the PARTIES share in development costs, whether by funding or by sharing in development activities.

1.5           “CO-COMMERCIALIZATION AGREEMENT” means any agreement entered into between the PARTIES for CO-COMMERCIALIZATION.

1.6           “COMMERCIALLY REASONABLE EFFORTS” means that effort customarily exerted by a PARTY on a substantially continuous basis under similar circumstances to achieve its objectives with respect to its own products of similar scientific merit, stage of development and commercial potential, taking into account, by example and without limitation, such factors as intellectual property position, the cost of development, regulatory risk, safety and efficacy, reimbursement factors, parallel importation considerations, competitiveness of alternative products in the marketplace, pricing, product life cycle and cost of sales and marketing, and other relevant factors.

1.7           “DERIVATIVE” shall mean any compound, other than VILAZODONE, claimed under the MERCK KGAA PATENTS existing as of the EFFECTIVE DATE.

1.8           “DEVELOPMENT PLAN” shall mean the detailed pre-clinical and clinical plans describing developmental activities intended to gain GOVERNMENTAL APPROVAL for the production, marketing and sale of PRODUCT(S), including the steps GENAISSANCE will take and the resources it will devote to the development and scale-up of the production and packaging of VILAZODONE and PRODUCTS from VILAZODONE, both for clinical uses and for commercial supplies. An initial DEVELOPMENT PLAN for the initial INDICATION is attached hereto as Schedule 2.

1.9           “DIAGNOSTIC PRODUCT” shall mean any product, service or test (a) that is based upon genetic markers comprising the RESULTING IP and (b) that is intended for the use in diagnosing the presence of, or susceptibility for, any disease or condition in humans, other than a THERANOSTIC PRODUCT.

1.10         “DISCOVERY STUDY” shall mean all retrospective and prospective studies, as set forth in the DEVELOPMENT PLAN for the initial INDICATION, in which an objective is to discover or validate correlations between genetic markers for candidate genes and defined clinical phenotypes related to response to VILAZODONE, whereby (a) if a second prospective DISCOVERY STUDY, which is a well-designed, adequately powered, placebo-controlled study, confirms a correlation between any genetic markers and a response to VILAZODONE in a sub-group of patients or b) if a prospective DISCOVERY STUDY succeeds in showing formal proof of efficacy of VILAZODONE in a general population without any correlation between such genetic markers for such INDICATION, and GENAISSANCE decides to conduct a PHASE II or PHASE III CLINICAL TRIAL, then this prospective DISCOVERY STUDY shall be considered a PHASE II CLINICAL TRIAL.

1.11         “EFFECTIVE DATE” shall mean September 22nd, 2004.

1.12         “EMEA” shall mean the European Agency for the Evaluation of Medicinal Products.

1.13         “EU” shall mean in the aggregate those countries that are at the EFFECTIVE DATE members of the European Union.

1.14         “EURO” shall mean the European currency Euro.

1.15         “EXTENSION” shall mean any rule, process or policy whereby either the duration of any patent may be extended or the expiration thereof may be delayed, and/or any form of governmentally-recognized marketing, data or regulatory exclusivity that may be obtained or continued for a PRODUCT, together with the result of pursuing or applying such rule, process or policy, including Supplementary Protection Certificates, data package exclusivity and other patent term extensions (including those available under the Hatch Waxman Act (United States Drug Price Competition and Patent Term Restoration Act of 1984, Pub. L. No. 98-417) and any amendments thereto, patent term adjustments under 35 USC § 154, and extensions under 35 USC § 156), orphan drug designations, and marketing exclusivity rights based on pediatric testing or applications.

1.16         “FDA” shall mean the Food and Drug Administration of the US.

1.17         “FIRST CLINICAL TRIAL” shall mean the initiation of a) the first prospective clinical trial of VILAZODONE that is started after the initiation of the final DISCOVERY STUDY (which initiation shall occur when the first patient receives the first dose), or b) completion of a prospective DISCOVERY STUDY which is recognized as being a PHASE II CLINICAL TRIAL as defined in Section 1.10.

1.18         “GAAP” shall mean United States generally accepted accounting principles applied in the ordinary course of business by the applicable Selling party referred to in Section 1.31 to such Selling party’s business and operations generally (i.e., not specially or particularly to the PRODUCT or NET SALES).

1.19         “GOVERNMENTAL APPROVAL” shall mean all approvals, product and/or establishment licenses, registrations, permits, or authorizations, including pricing and reimbursement approvals, of any federal, state or local regulatory agency, department, bureau or other GOVERNMENTAL AUTHORITY, necessary for the manufacture, packaging, distribution, use, storage, importation, export, transport, marketing and sale of a PRODUCT for therapeutic use in humans, including THERANOSTIC PRODUCT and DIAGNOSTIC PRODUCT, in a country or countries .

1.20         “Governmental Authority” shall mean any national, supra-national (e.g., the European Commission, the Council of the European Union, or the EMEA), regional, state or local regulatory agency, department, bureau or other governmental entity responsible for issuing any technical, medical or scientific licenses, registrations, authorizations and/or approvals of VILAZODONE, THERANOSTIC PRODUCT and DIAGNOSTIC PRODUCT or PRODUCTS including any marketing authorizations based upon such approvals and pricing, THIRD PARTY reimbursement or labelling approvals that are necessary for the manufacture, distribution, use, storage, importation, export, transport, marketing and sale of VILAZODONE or PRODUCT, THERANOSTIC PRODUCT and DIAGNOSTIC PRODUCT.

1.21         “IMPROVEMENT” shall mean any invention, improvement, or technology (other than any RESULTING IP or RESULTING IP PATENTS), patentable or not, that are owned or controlled by the PARTIES or their AFFILIATES or any of them and that are conceived in the course of this AGREEMENT to the extent relating to VILAZODONE or to the VILAZODONE component of a PRODUCT or to a PRODUCT itself, including the formulation, manufacture and use thereof.

1.22         “INDICATION” shall mean the disease or condition that a particular PRODUCT is intended to treat.  Potential INDICATIONS for PRODUCTS include (among others) those listed in Schedule 4 to this AGREEMENT.  A PRODUCT will be deemed for purposes of this AGREEMENT to be intended to treat the disease or condition for which GOVERNMENTAL APPROVAL for such PRODUCT is then being sought or is obtained, whether or not the PRODUCT may also have other uses or applications.

1.23         “JOINT COMMITTEE” shall mean the committee described in Section 10.

1.24         “MAA” or “NDA” means a new drug, biologic or other application for product license approval, health registration, marketing authorization application, common technical document, regulatory submission, notice of compliance or similar application required to be approved before commercial sale or use of a PRODUCT as a pharmaceutical or medicinal product in any formulation or dosage form (excluding all pricing and reimbursement approvals).

1.25         “MAJOR COUNTRY” means the United States, France, Germany, Italy, Spain, and the United Kingdom.

1.26         “MAJOR MILESTONE EVENT” shall mean each of those events that are specifically designated as such in a particular DEVELOPMENT PLAN, and that mark significant milestones demonstrating progress by GENAISSANCE in the development of a PRODUCT, such as [**], and the filing of an NDA, in each case [**].

1.27         “MARKETING PLAN” means the plans with regard to the commercialization of PRODUCTS, THERANOSTIC PRODUCTS or DIAGNOSTIC PRODUCTS in particular INDICATIONS.  Each MARKETING PLAN will cover a period of [**] of active commercialization of PRODUCTS for the applicable INDICATION.  Each MARKETING PLAN will include the major features described in Schedule 5 to this AGREEMENT.  The first MARKETING PLAN for PRODUCT in the initial INDICATION will be [**].

1.28         “MERCK KGAA KNOW-HOW” shall mean inventions, discoveries, processes, methods (including PK and other assay methods), compositions, formulae, procedures, protocols, techniques, results of experimentation and testing, information, data and know-how regarding VILAZODONE and its use, that are not generally and publicly known, and that are owned or controlled on the EFFECTIVE DATE by MERCK KGAA or its AFFILIATES, and MERCK KGAA’s interest in IMPROVEMENTS (except to the extent that any of the foregoing is included within the MERCK KGAA PATENTS), but shall not include

VILAZODONE MANUFACTURING TECHNOLOGY.

1.29         “MERCK KGAA PATENT(S)” shall mean (a) the patent applications and patents listed in Schedule 7,  all continuation, continuation-in-part (to the extent the claims thereof are directed to subject matter specifically described in a patent or patent application listed on Schedule 7), divisional, re-examination, and reissue patent applications and patents and counterpart patent applications and patents in any country that claim priority therefrom, (b) MERCK KGAA’s interest in any and all patents claiming IMPROVEMENTS and (c) EXTENSIONS to (a) and (b).  A MERCK KGAA PATENT will be considered to exist in any country during the period in which an application for a patent is pending in such country or in which any patent has been issued and has not expired or been declared invalid or unenforceable in a final judgment or administrative ruling of a forum with jurisdiction, as to which there either is no appeal or all rights of appeal have been exhausted.

1.30         “NET SALES” shall mean the gross amount invoiced by GENAISSANCE or its AFFILIATES and/or sub-licensees (“the Selling party”) to THIRD PARTIES for the sale of PRODUCT and/or THERANOSTIC PRODUCT and/or DIAGNOSTIC PRODUCT, less deductions that are actually allowed by the Selling party, to the extent allocated to the PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT under GAAP, for:

a)      customary trade, quantity and cash discounts;

b)      customary rebates and charge backs including those granted to governmental agencies and managed care entities;

c)      returns, rebates and allowances, including credits to customers on account of retroactive price reductions;

d)      excise, sales, VAT or use taxes, customs duties and other tariffs or duties, and

e)      actual transportation and insurance charges.

The aggregate deductions permitted under clauses (a) to (e) shall not exceed an amount equal to [**] percent ([**]%) of the applicable gross amount invoiced by the Selling party. If a PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT is sold, used or otherwise commercially disposed of (e.g. disposition in connection with the delivery of other products or services of the Selling party) in a transaction that is not an arm’s length sale to a THIRD PARTY, the NET SALES for such transaction shall be calculated for purposes of this AGREEMENT as if the Selling party had charged the price that would have been invoiced in such an arm’s length sale at substantially that time in that country; provided that transfers of PRODUCTS, THERANOSTIC PRODUCTS or DIAGNOSTIC PRODUCTS in connection with clinical trials, physician samples, patient assistance programs or for compassionate use shall not be included in the calculation of NET SALES.

1.31         “NONEXCLUSIVE PERIOD” shall mean a period when a THIRD PARTY has a market share in a country of more than [**] percent ([**]%) on a units basis for sales of (i) an UNLICENSED PRODUCT or (ii) an UNLICENSED THERANOSTIC PRODUCT or UNLICENSED DIAGNOSTIC PRODUCT, the manufacture, sale or use of which would infringe the claims of a RESULTING IP PATENT if such patent were issued and existing during such period in such country.

1.32         “PACKAGED PRODUCT” shall mean the packaged form of VILAZODONE tablets as described in Schedule 2 and Schedule 3 for use in the DISCOVERY STUDY.

1.33         “PHASE II CLINICAL TRIAL” shall mean a well controlled clinical study, as set forth in the DEVELOPMENT PLAN, that is conducted [**] by or for GENAISSANCE or its sublicensees and that involves the administration of the PRODUCT to human beings, and in which the primary objective is to obtain formal proof of efficacy of the PRODUCT in a sub-group of patients or in a general population as described in Section 1.10 for the treatment of the INDICATION [**].

1.34         “PHASE III CLINICAL TRIAL” shall mean any clinical study, as set forth in the DEVELOPMENT PLAN for any INDICATION, that is conducted [**] by or for GENAISSANCE or its sublicensees and that involves the administration of a PRODUCT to humans, and in which [**] the primary objective of the study providing a basis for filing an MAA or NDA or their equivalent in any country.

1.35         “PRODUCT” shall mean any product containing VILAZODONE as either the single active ingredient or as one of multiple active ingredients.

1.36         “QUARTER” shall mean each of the three-month periods ending on March 31, June 30, September 30 and December 31 of any YEAR.

1.37         “REGULATORY APPLICATION” shall mean all applications and phases of the process of seeking and obtaining GOVERNMENTAL APPROVAL for the PRODUCTS, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS, including INDs and NDAs in the US and their equivalent or analogous applications or filings in other countries or before other GOVERNMENTAL AUTHORITIES.

1.38         “RESULTING IP” shall mean all intellectual property relating to VILAZODONE or any PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT that is conceived or generated in the course of any DISCOVERY STUDY or any subsequent clinical study in any INDICATION (including PHASE II CLINICAL TRIALS, PHASE III CLINICAL TRIALS and post-approval clinical trials) conducted pursuant to this AGREEMENT or any CO-COMMERCIALIZATION AGREEMENT, including any and all information and know-how, inventions, discoveries, processes, methods, compositions, formulae, procedures, protocols, techniques, results of experimentation and testing, information and data, that are not generally and publicly known.

1.39         “RESULTING IP PATENTS” shall mean all patents and patent applications claiming RESULTING IP and all continuation, continuation-in-part (to the extent the claims thereof are directed to subject matter specifically described in a patent or patent application from which such continuation-in-part claims priority), divisional, re-examination, and reissue patent applications and patents and counterpart patent applications and patents in any country that claim priority therefrom, and EXTENSIONS thereto.  A RESULTING IP PATENT will be considered to exist in any country during the period in which an application for a patent is pending in such country in which any patent has been issued and has not expired or been declared invalid or unenforceable in a final judgment or administrative ruling of a forum with jurisdiction, as to which there either is no appeal or all rights of appeal have been exhausted.

1.40         “TERRITORY” shall mean worldwide.

1.41         “THERANOSTIC PRODUCT” shall mean a home-brew test or FDA or EMEA approved kit or device for detecting genetic markers that are correlated to VILAZODONE response in humans.

1.42         “THIRD PARTY” shall mean any person or entity other than the PARTIES and their AFFILIATES.

1.43         “TRADEMARK” shall mean one or more trademarks, trade names, trade dress, domain names, including back-ups if necessary, used by GENAISSANCE for the commercialization of PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT in the Territory, other than “GENAISSANCE” and any other GENAISSANCE corporate trademark.

1.44         “US” shall mean the United States of America and its territories and possessions, including the Commonwealth of Puerto Rico.

1.45         “USD” and “$” shall mean the United States Dollar.

1.46         “UNLICENSED PRODUCT” shall mean a PRODUCT marketed or sold by a THIRD PARTY who does not have a sublicense from GENAISSANCE or its sublicensee to market or sell such PRODUCT.

1.47         “UNLICENSED DIAGNOSTIC PRODUCT” shall mean a DIAGNOSTIC PRODUCT marketed or sold by a THIRD PARTY who does not have a sublicense from GENAISSANCE or its sublicensee to market or sell such DIAGNOSTIC PRODUCT.

1.48         “UNLICENSED THERANOSTIC PRODUCT” shall mean a THERANOSTIC PRODUCT marketed or sold by a THIRD PARTY who does not have a sublicense from GENAISSANCE or its sublicensee to market or sell such THERANOSTIC PRODUCT.

1.49         “VILAZODONE” shall mean the active pharmaceutical ingredient internally referred to by MERCK KGAA as “EMD 68843” as further described in Schedule 1 to this

AGREEMENT and all salts, esters, prodrugs, metabolites, hydrates solvates, polymorphs and isomers thereof.

1.50         “VILAZODONE MANUFACTURING TECHNOLOGY” shall mean all know-how owned or controlled by MERCK KGAA and its AFFILIATES relating to the production of VILAZODONE API (as defined in Section 3.1) and VILAZODONE drug products laid down in a) a development report including identification of critical steps and a description of polymorphism including conditions for formation and transformation and stability thereof (if a report is not available, all available information to enable preparation of a report); and b) manufacturing instructions of the most recent manufacturing campaign including amount and ratio of all materials, equipment, operating parameters (e.g., time, temperature, pressure) expected yields for all steps starting from commercially available starting materials, in-process controls including analytical methods, specifications for intermediates, starting materials, solvents, reagents, and ancillary materials if defined; and c) batch analysis results for batches used in toxicity and clinical studies, including impurity profile, date of manufacture, manufacturing process information and batch size.  VILAZODONE MANUFACTURING TECHNOLOGY also includes all know-how MERCK KGAA and its AFFILIATES own or control at the time the VILAZODONE MANUFACTURING TECHNOLOGY is transferred to GENAISSANCE related to the production of VILAZODONE tablets, i.e. the development report (if a report is not available, all available information to enable preparation of a report), manufacturing instructions including equipment operating parameters; and in-process controls including analytical methods.

1.51         “YEAR” shall mean a calendar year or a portion thereof during the term of this AGREEMENT, ending either on December 31 or on the termination of this AGREEMENT.

1.52         Word Usage.  References to a “day” or “days” are to calendar day(s) unless otherwise indicated.  The words “including”, “includes”, “e.g.”, and “such as” are used in their non-limiting sense and have the same meaning as “including without limitation” and “including but not limited to”.  References to Sections, subsections, and clauses in this AGREEMENT are to the same with all their subparts.  “Herein” means anywhere in this AGREEMENT.  “Hereunder” and “hereto” means under or pursuant to any provision of this AGREEMENT.  The headings used in this AGREEMENT shall not be used as an instrument of interpretation or definition, but shall only serve for purposes of convenience.

2.             LICENSES

2.1           MERCK KGAA PATENT and KNOW-HOW license.  MERCK KGAA hereby grants to GENAISSANCE, and GENAISSANCE hereby accepts, the exclusive right and license throughout the TERRITORY under the MERCK KGAA PATENTS and MERCK KGAA KNOW-HOW to research, develop, use, sell, offer for sale, have sold, and import PRODUCTS and THERANOSTIC PRODUCTS for all INDICATIONS, subject to [**].  GENAISSANCE shall also have the right to sublicense after completion of the first prospective DISCOVERY STUDY and expiry of the First Option Period referred to in Section 5.3.1 [**]; provided, that GENAISSANCE may sublicense its rights hereunder at any time to a THIRD PARTY contract research organization for performing clinical development on behalf of GENAISSANCE; provided, further, that such THIRD PARTY contract research organization shall not be considered a sublicensee (except to the extent it is granted the right to market, promote or sell the PRODUCT). For the avoidance of doubt and except as otherwise provide in Section 2.5 or otherwise in this AGREEMENT, MERCK KGAA retains the exclusive right to use the MERCK KGAA KNOW-HOW for all other purposes.

2.2           Data License.  Such exclusive know-how license will include a license to use all preclinical and clinical data that MERCK KGAA owns or has the right to license to GENAISSANCE (including toxicology, pharmacology and animal data, and previous phase I and phase II clinical trial clinical data, i.e., the study master file, specifically including all data generated by GSK), and reports related to the foregoing data.  MERCK KGAA shall supply GENAISSANCE with paper copies and/or electronic copies (if available) of all such data and related reports, with such paper and/or electronic copies provided in English if MERCK KGAA has English copies available, and shall provide GENAISSANCE upon reasonable request access to all original documents, including those documents that are not in English.

2.3           RESULTING IP.  Subject to any rights granted to MERCK KGAA pursuant to the terms of a separate CO-COMMERCIALIZATION AGREEMENT with GENAISSANCE, MERCK KGAA hereby grants and agrees to grant to GENAISSANCE a worldwide, exclusive right and license, with right to sublicense (subject, in the case of PRODUCTS and THERANOSTIC PRODUCTS, to same sublicensing terms set forth in Section 2.1), to use the RESULTING IP and RESULTING IP PATENTS for all purposes, including the research, development, manufacture, marketing and sale of PRODUCTS, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS.

2.4           MERCK KGAA PATENTS.  Except in respect of RESULTING IP, MERCK KGAA PATENTS owned by MERCK KGAA prior to the EFFECTIVE DATE and other intellectual property rights that will be or are filed by MERCK KGAA that are not the result of any inventive contribution by GENAISSANCE remain the sole property of MERCK KGAA and shall be part of the license grant hereunder to the extent necessary or useful to practice the licenses granted GENAISSANCE herein.

2.5           VILAZODONE MANUFACTURING TECHNOLOGY Option.  Subject to the following provisions of this paragraph, MERCK KGAA hereby grants GENAISSANCE an option to obtain a semi-exclusive, paid-up, license under the VILAZODONE MANUFACTURING TECHNOLOGY, MERCK KGAA PATENTS and MERCK KGAA KNOW-HOW to make and have made VILAZODONE and PRODUCTS for so long as GENAISSANCE has a license to the MERCK KGAA PATENTS and MERCK KGAA KNOW-HOW under Section 2.1 (which is also applicable in the case MERCK KGAA is a contract manufacturer for GENAISSANCE).  For the purpose of this Section 2.5, “semi-exclusive” shall mean that MERCK KGAA retains the right to use the VILAZODONE MANUFACTURING TECHNOLOGY only to manufacture and supply VILAZODONE and PRODUCT to GENAISSANCE and its sublicensees pursuant to Section 8.1.1, a separate CO-COMMERCIALIZATION AGREEMENT between the PARTIES pursuant to Section 5.3, a separate license agreement between the PARTIES pursuant to Section 4.1, or a separate agreement for the supply of the VILAZODONE API (as defined in Section 3.1).  GENAISSANCE may exercise such option by written notice to MERCK KGAA (a) after [**], or (b) [**].  Upon exercising the option stated above, GENAISSANCE shall pay MERCK KGAA a exercise fee of [**] Euros (€[**]) for this license, with [**] Euros (€[**]) to be paid upon exercising the option and [**] Euros (€[**]) to be paid upon completion of the transfer of such VILAZODONE MANUFACTURING TECHNOLOGY from MERCK

KGAA.  Provided that GENAISSANCE has also exercised this option described above, MERCK KGAA will also supply GENAISSANCE upon written request with all know-how it owns or controls as of the date such option is exercised by GENAISSANCE related to or necessary for the production of VILAZODONE tablets.

2.6           MERCK KGAA Technical Assistance. Upon written requests from GENAISSANCE, MERCK KGAA shall provide GENAISSANCE with reasonable access to those employees of MERCK KGAA who have participated in any significant manner in VILAZODONE’s discovery, development, manufacturing development and patenting, at no charge to GENAISSANCE, other than reasonable travel expenses incurred by such employees in connection with providing such assistance.  To the extent legally or contractually permitted, MERCK KGAA shall also supply GENAISSANCE with contact information for outside experts, clinical investigators, regulatory authorities and other persons involved with or consulted during VILAZODONE’s discovery, clinical development, and patenting who are known to MERCK KGAA, and MERCK KGAA shall, upon GENAISSANCE’s request and at no charge to GENAISSANCE, use COMMERCIALLY REASONABLE EFFORTS to support GENAISSANCE to persuade such persons to cooperate with GENAISSANCE in developing a detailed research, development and patenting plan, or provide other assistance or information as reasonably requested by GENAISSANCE.   If GENAISSANCE exercises its option to obtain a license to the VILAZODONE MANUFACTURING TECHNOLOGY, MERCK KGAA shall provide GENAISSANCE with reasonable manufacturing technical assistance to enable GENAISSANCE’s contract manufacturer (which shall be reasonably experienced, i.e. at the same technological level as regards e.g. machines, maintenance, etc as MERCK KGAA´s VILAZODONE manufacturing facilities at the EFFECTIVE DATE) to use the VILAZODONE MANUFACTURING TECHNOLOGY to manufacture VILAZODONE API.

2.7           Acknowledgement and Trademarks. GENAISSANCE shall and shall cause its sublicensees (if any), to the extent legally permissible, acknowledge the license from MERCK KGAA on each package of PRODUCT by using the words “Licensed by MERCK KGaA, Darmstadt (Germany)” in a manner and placement reasonably approved by MERCK KGAA.  GENAISSANCE shall be responsible for the selection and development of TRADEMARKs for use with the PRODUCTS, THERANOSTIC

PRODUCTS and DIAGNOSTIC PRODUCTS in the Territory, and for all associated risks and costs.

3.             RESEARCH AND DEVELOPMENT

3.1           GENAISSANCE will assume full financial risk and cost and regulatory responsibility for the further preclinical and clinical development, the manufacture of VILAZODONE as active pharmaceutical ingredient (“VILAZODONE API”) and dosage forms for the commercialization of PRODUCTS.

3.2           IND applications.  MERCK KGAA will transfer ownership of the current IND and the equivalent regulatory filings in countries outside the US to GENAISSANCE; to the extent permitted by law, GENAISSANCE shall then be the holder of the IND and such equivalent filings and responsible for compliance with all regulatory requirements, including those related to synthesis of VILAZODONE API and production of VILAZODONE and PRODUCT dosage forms.

3.3           DMFs.  To the extent MERCK KGAA supplies VILAZODONE API to GENAISSANCE, MERCK KGAA will grant GENAISSANCE reasonable access to and a right to cross-reference the technical information contained in the then current drug master file (“DMF”) relevant for VILAZODONE API so that GENAISSANCE can include or cross reference that information in its IND directly or through a GENAISSANCE DMF.  If necessary, MERCK KGAA will update and maintain its DMF with VILAZODONE MANUFACTURING TECHNOLOGY before PHASE III CLINICAL TRIALS and again before NDA submission, and as may be otherwise necessary to reflect current manufacturing methods, until such time when GENAISSANCE submits its own IND or DMF.

3.4           DEVELOPMENT PLAN.  The DEVELOPMENT PLAN shall be implemented by GENAISSANCE with the assistance of MERCK KGAA as described below. Each DEVELOPMENT PLAN will specify in good faith the MAJOR MILESTONE EVENTS to be applicable to PRODUCT(S) in the applicable INDICATION, and shall include a reasonable projected time schedule for the achievement of such MAJOR MILESTONE EVENTS.  The DEVELOPMENT PLAN for a PRODUCT in the initial INDICATION is set forth in Schedule 2 to this AGREEMENT and may be amended from time to time pursuant to Section 10.1.  Any such amendments shall be attached to Schedule 2.

3.5           DISCOVERY STUDY.  GENAISSANCE agrees to fund and perform the DISCOVERY STUDY as described in the DEVELOPMENT PLAN.  GENAISSANCE will define the genetic, clinical, and statistical parameters of the DISCOVERY STUDY and will prepare any documents necessary to perform the DISCOVERY STUDY (including, but not limited to, the study protocol and appropriate informed consent forms).  GENAISSANCE agrees to perform at least one prospective DISCOVERY STUDY, and in addition may choose at its sole discretion to perform a retrospective DISCOVERY STUDY, both as outlined below.

3.5.1        Retrospective DISCOVERY STUDY.  If conducted, the retrospective DISCOVERY STUDY will use the clinical data collected during the previous phase II clinical trials conducted by MERCK KGAA or its former licensee GSK.  However, since the phase II clinical trials did not include collection of patient samples and informed consent for genetic analysis, GENAISSANCE and MERCK KGAA will collaborate to obtain such samples and informed consent.  GENAISSANCE will devise an informed consent, a study protocol and other documents providing details on identification of subjects, the sample handling process and how the samples may be utilized for future research, and will submit the informed consent forms, protocols and/or amendments and other documents as required to appropriate IRBs/Ethics Committees.  MERCK KGAA will use COMMERCIALLY REASONABLE EFFORTS to provide as far as legally and contractually allowed, GENAISSANCE with a list of all investigators (and their contact information) used in all clinical studies.  GENAISSANCE will collaborate with these investigators to locate the patients who participated in these trials and to obtain their informed consents and samples for genetic analyses.  GENAISSANCE will extract DNA from the samples, determine the patients’ haplotypes for the candidate genes, and perform a genetic association analysis using the previously collected clinical data and the results of the haplotype analysis.

3.5.2        Prospective DISCOVERY STUDY.  In the prospective DISCOVERY STUDY, GENAISSANCE will recruit patients and obtain their informed consent for a new clinical trial of a PRODUCT and which will include administration of the PRODUCT and collection of samples for genetic analyses and clinical data relevant to the defined clinical phenotypes of interest to GENAISSANCE.  GENAISSANCE will extract DNA from the samples, determine the patients’ haplotypes for the candidate genes, and perform a genetic association analysis using the newly collected clinical data and the results of the haplotype analysis.

3.6           Further Clinical Development.  Based on the results of the DISCOVERY STUDY contained in the report provided to MERCK KGAA in accordance with Section 5.3.1, GENAISSANCE will decide whether to proceed with further clinical development of VILAZODONE.  GENAISSANCE will consult with appropriate GOVERNMENTAL AUTHORITIES to develop a plan for conducting one or more additional clinical studies designed to support [**].  Such clinical development may include PHASE II CLINICAL TRIALS or PHASE III CLINICAL TRIALS.  If GENAISSANCE decides not to proceed with further clinical development after completion of the DISCOVERY STUDY or does not use COMMERCIALLY REASONABLE EFFORTS to start such clinical development by initiating a clinical trial (first patient first visit) within [**] from MERCK KGAA’s receipt of GENAISSANCE’s final report on the final DISCOVERY STUDY, and GENAISSANCE has not commenced such trial within [**] after MERCK KGAA’s notice to GENAISSANCE of its failure to comply with this Section 3.6, then the worldwide rights to VILAZODONE shall revert to MERCK KGAA in accordance with Section 18.2; provided however, that this [**] deadline shall be suspended during the time MERCK engages GENAISSANCE in discussions regarding a CO-COMMERCIALIZATION AGREEMENT pursuant to Section 5.3 following.  Notwithstanding the foregoing, GENAISSANCE shall have the right to extend the [**] deadline for delays caused by significant events or circumstances beyond GENAISSANCE’s reasonable control

3.7           Development Activities.  GENAISSANCE shall design, fund and perform the activities set forth in the DEVELOPMENT PLAN which includes all clinical trials as set forth in the DEVELOPMENT PLAN, and preparing the study protocol, appropriate informed consent forms and any other necessary documents for these studies.  If GENAISSANCE decides to enrich the patient cohort of any of these studies for response by identifying patients with predictive genetic markers that are correlated with response to VILAZODONE, then GENAISSANCE may develop, solely or in collaboration with a THIRD PARTY diagnostic partner, a THERANOSTIC PRODUCT for identifying patients who have the correlated genetic markers.

If GENAISSANCE reasonably determines that the results of the PHASE III CLINICAL TRIALS performed pursuant to the DEVELOPMENT PLAN do not fulfill the minimum requirements [**], GENAISSANCE may choose to develop and present to MERCK KGAA, within [**] after receipt of a written notice by MERCK KGAA regarding the conclusion of the last trial, an alternative strategy to obtain data sufficient to meet the requirements [**].  If GENAISSANCE does not choose to develop such strategy or fails to present such strategy to MERCK KGAA at the end of such [**] period, the worldwide rights to VILAZODONE will revert back to MERCK KGAA in accordance with Section 18.2.

4.             DILIGENCE AND CAPABILITIES, PLANS AND REPORTING

4.1           Diligence.  GENAISSANCE shall use COMMERCIALLY REASONABLE EFFORTS to develop PRODUCT(S), obtain GOVERNMENTAL APPROVALS for PRODUCT(S), and commercialize PRODUCT(S) in the MAJOR COUNTRIES and such other countries in the TERRITORY that GENAISSANCE determines, using commercially reasonable judgment, are appropriate for such commercialization. For purposes of this Section 4.1 and Section 5.1, the term “using commercial reasonable judgment” shall include consideration of (i) whether a THERANOSTIC PRODUCT will be necessary to gain approval or to effectively market PRODUCT(S) in a particular country and (ii) the frequency in such country of the genetic marker(s) in the THERANOSTIC PRODUCT.  If GENAISSANCE decides THERANOSTIC PRODUCT(S) are necessary in a particular country, then GENAISSANCE shall use COMMERCIALLY REASONABLE EFFORTS to obtain GOVERNMENTAL APPROVALS for THERANOSTIC PRODUCT(S) in such country and to commercialize THERANOSTIC PRODUCT(S) in such country.  In case GENAISSANCE decides, using its commercially reasonable judgment, not to commercialise PRODUCT(S), THERANOSTIC PRODUCTS or DIAGNOSTIC PRODUCT either through its own organisation or a THIRD PARTY in a certain country of the TERRITORY, then MERCK KGAA shall have the right (but not the obligation) to commercialise such a PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT in such country either through its own organisation, or a THIRD PARTY licensee under a separate license agreement with terms to be negotiated between GENAISSANCE and MERCK KGAA in good faith, provided that, GENAISSANCE shall not have any obligation to enter into an agreement with respect to any country in which

GENAISSANCE reasonably determines that commercialisation by MERCK KGAA or a THIRD PARTY will have a material adverse impact on NET SALES of the PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT in other countries.

4.2           Capability. GENAISSANCE shall demonstrate to MERCK KGAA by [**] after the EFFECTIVE DATE that GENAISSANCE will have the financial resources, whether from cash on hand, expected future cash flow, committed or reasonably confident equity or debt financing or other sources, to fund the anticipated [**] dollar ($[**]) budget (less the amount expended prior to such [**] after the EFFECTIVE DATE) for research and development activities scheduled for 2005.  If MERCK KGAA reasonably determines that GENAISSANCE has not demonstrated such financial resources then MERCK KGAA may terminate this AGREEMENT and the rights to VILAZODONE shall revert to MERCK KGAA in accordance with Section 18.2.

4.3           Additional indications.  If at any time or times during the term of this AGREEMENT, GENAISSANCE commences or intends to commence any development activities for any PRODUCT(S), THERANOSTIC PRODUCTS or DIAGNOSTIC PRODUCTS for INDICATIONS other than the initial INDICATION, GENAISSANCE shall promptly design and submit to MERCK KGAA (through the JOINT COMMITTEE) a DEVELOPMENT PLAN and at an appropriate time a MARKETING PLAN for each of such PRODUCT(S), THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS.

4.4           Progress Reports.  GENAISSANCE will provide at least [**], written reports to MERCK KGAA throughout the term of this AGREEMENT, summarizing GENAISSANCE’s activities and progress related to the development of PRODUCTS, the development of standard operating procedures and scale-up for the production of VILAZODONE and packaging of PRODUCTS, regulatory agency meetings, reports or correspondence relating to securing of GOVERNMENTAL APPROVALS, and the commercialization of PRODUCTS.  Such reports shall be provided [**].  Nevertheless, GENAISSANCE shall in all events be and remain solely responsible for the completion of the development of PRODUCTS, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS, their GOVERNMENTAL APPROVAL, the manufacture and packaging of PRODUCTS from VILAZODONE, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS and their commercialization (except with respect to CO-COMMERCIALIZATION, if any CO-

COMMERCIALIZATION is undertaken as provided in Section 5.3).

4.5           Achievement of MAJOR MILESTONE EVENTS.  Without limiting its general obligations under Section 4.1, GENAISSANCE specifically commits to use its COMMERCIALLY REASONABLE EFFORTS to achieve each MAJOR MILESTONE EVENT under each DEVELOPMENT PLAN in substantial conformity with the time schedule contained in such DEVELOPMENT PLAN; provided, however, that (i) in determining whether GENAISSANCE is complying with this obligation, the PARTIES will take into account any material adverse condition or event related to safety, bio-availability, or efficacy of the PRODUCT, as well as any impediments caused by formulation, manufacturing, regulatory, or other technical or governmental issues related to the PRODUCT or its approval outside the reasonable control of GENAISSANCE; and (ii) each PARTY will cooperatively and in good faith agree from time to time on reasonable alterations of such time schedules to reflect unexpected deceleration or acceleration of the developmental process, so long as the other PARTY has in each case notified such PARTY as soon as the other PARTY becomes aware that a particular MAJOR MILESTONE EVENT is not likely to be achievable within the expected time frame, or that a particular MAJOR MILESTONE EVENT is not likely to require as much time to achieve as was expected.

4.6           Information exchange.  During the [**] following the EFFECTIVE DATE, MERCK KGAA will disclose to GENAISSANCE the existing MERCK KGAA KNOW-HOW. MERCK KGAA shall disclose to GENAISSANCE all other MERCK KGAA KNOW-HOW, including all IMPROVEMENTS, during the term of this AGREEMENT promptly after their discovery or acquisition.

4.7           Product Launch.  Without limiting its general obligations under Section 4.1, GENAISSANCE will exert its COMMERCIALLY REASONABLE EFFORTS to obtain, as rapidly as possible, all required pricing approvals and approvals of labelling and marketing materials for a PRODUCT and THERANOSTIC PRODUCTS in each MAJOR COUNTRY and each other country in which a GOVERNMENTAL APPROVAL for such PRODUCT and THERANOSTIC PRODUCTS has been granted, and to launch such PRODUCT in such country.  Notwithstanding the foregoing, MERCK KGAA acknowledges that it may not be commercially reasonable for GENAISSANCE to seek pricing approvals or launch a PRODUCT or THERANOSTIC PRODUCT in every country.

5.             MARKETING AND OPTIONS TO CO-COMMERCIALIZE

5.1           Marketing responsibility.  Except for activities undertaken by MERCK KGAA pursuant to a CO-COMMERCIALIZATION AGREEMENT, GENAISSANCE shall be solely responsible for the formulation and execution of a marketing strategy for the PRODUCTS and for all promotional, marketing and commercialization of the PRODUCTS in the MAJOR COUNTRIES and those other countries in the TERRITORY that GENAISSANCE determines, using commercial reasonable judgment, to market PRODUCTS in, either using its own resources or by partnering with a THIRD PARTY in a co-commercialization arrangement, or by sublicensing such rights to a THIRD PARTY.

5.2           Successor MARKETING PLANS.  GENAISSANCE shall, no later than [**] prior to the expiration of the period covered by a MARKETING PLAN for a PRODUCT, design and submit to MERCK KGAA (through the JOINT COMMITTEE) a MARKETING PLAN to cover the [**] period following such expiration.

5.3           Option to co-develop and to CO-COMMERCILIZE.

5.3.1        After the DISCOVERY STUDY. For a period of [**] from MERCK KGAA’s receipt of GENAISSANCE’s final report on the final prospective DISCOVERY STUDY (the “First Option Period”), MERCK KGAA, at its sole discretion, shall have the exclusive right, exercisable by notice to GENAISSANCE, to negotiate in good faith toward an agreement with GENAISSANCE to co-develop and CO-COMMERCIALIZE, with GENAISSANCE, the PRODUCT for all INDICATIONS in the elected territory. (As used in this Section 5.3.1 and Section 5.3.2, “territory” shall mean a country or geographical region consistent with typical drug regulatory and marketing strategies). GENAISSANCE agrees to make such a final report available to MERCK KGAA within [**] after the statistical evaluation of such final DISCOVERY STUDY.  If MERCK KGAA exercises such option, the PARTIES shall negotiate in good faith detailed terms that will govern CO-COMMERCIALIZATION rights, as well as the elected territory in which MERCK KGAA desires to obtain such rights, based on the understanding that the financial terms will [**], as well as the [**] and [**].  If the PARTIES do not enter into a CO-

COMMERCIALIZATION AGREEMENT by the end of the First Option Period for such territory, or do not agree in writing to extend the First Option Period, then GENAISSANCE shall be free to negotiate with THIRD PARTIES for granting commercialisation rights in such territory or any country in such territory, provided that GENAISSANCE shall not agree with a THIRD PARTY terms that are more favorable in the aggregate to such THIRD PARTY than the terms GENAISSANCE last discussed with MERCK KGAA without offering such terms to MERCK KGAA.

5.3.2        After PHASE III CLINICAL TRIALs.  If, prior to completion of PHASE III CLINICAL TRIALS, GENAISSANCE has not granted a THIRD PARTY any commercialization rights in a particular territory, then for a period of [**] from MERCK KGAA’s receipt of GENAISSANCE’s final report on the final PHASE III CLINICAL TRIAL (the “Second Option Period”), MERCK KGAA shall have the exclusive option to negotiate in good faith toward a CO-COMMERCIALIZATION AGREEMENT with GENAISSANCE to CO-COMMERCIALIZE, with GENAISSANCE, the PRODUCT for all INDICATIONS in such territory.  Such a final report shall be made available to MERCK KGAA within [**] after the statistical evaluation of such trial.  MERCK KGAA may exercise this right by providing written notice to GENAISSANCE during the Second Option Period, such notice, to specify which territory MERCK KGAA is electing.  The PARTIES will negotiate the terms of the CO-COMMERCIALIZATION AGREEMENT in good faith, with the understanding that the financial terms will [**], as well as the [**]. If the PARTIES do not enter into a CO-COMMERCIALIZATION AGREEMENT by the end of the Second Option Period for such territory, or agree in writing to extend the Second Option Period, then GENAISSANCE shall be free to negotiate with THIRD PARTIES for granting promotion rights in such territory, or any country in such territory, provided that GENAISSANCE shall not agree with a THIRD PARTY terms that are more favorable in the aggregate to the THIRD PARTY than the terms GENAISSANCE last discussed with MERCK KGAA without offering such terms to MERCK KGAA.

5.4           Theranostic Products.  If GENAISSANCE is developing or marketing the PRODUCT in a particular country and INDICATION solely or with a THIRD PARTY, then GENAISSANCE shall have the sole right to decide whether to develop and to use a THERANOSTIC PRODUCT in connection with GOVERNMENTAL APPROVAL or marketing of the PRODUCT in any such countries and INDICATIONS.  If

GENAISSANCE has so decided, GENAISSANCE will develop and commercialize a THERANOSTIC PRODUCT at its expense, either solely or in collaboration with one or more THIRD PARTY diagnostic companies.  If GENAISSANCE and MERCK KGAA are co-commercialiZing the PRODUCT in a particular country, then issues relating to the development and use of Theranostic Products in such countries shall be resolved by the JOINT COMMITTEE, and GENAISSANCE shall retain the sole right to develop any Theranostic Products and to provide related theranostic testing services, by itself or with one or more THIRD PARTY diagnostic companies.  In case of a CO-COMMERCIALIZATION AGREEMENT for the PRODUCT between GENAISSANCE and MERCK KGAA, GENAISSANCE shall [**] as determined by the JOINT COMMITTEE, for the development of VILAZODONE.

5.5           NDA Filings.  Subject to the terms of any co-commercialiZation AGREEMENT with MERCK KGAA pursuant to Section 5.3, GENAISSANCE will prepare and file, at its expense, all REGULATORY APPLICATIONS.

6.             LICENSE GRANT TO MERCK KGAA

6.1           VILAZODONE therapeutic rights.  If MERCK KGAA and GENAISSANCE enter into a CO-COMMERCIALIZATION AGREEMENT as described in Section 5.3 for a particular country, then GENAISSANCE will grant back to MERCK KGAA an exclusive (except as to GENAISSANCE and its AFFILIATES) right and license, (to be governed by the separate agreement) to use the MERCK KGAA PATENTS and RESULTING IP and RESULTING IP PATENTS for the research, development, marketing and sale of the PRODUCT in such country(s); provided that the scope of such right and license will be equivalent to the scope of such co-development or CO-COMMERCIALIZATION AGREEMENT.

6.2           VILAZODONE theranostic rights.  If MERCK KGAA and GENAISSANCE enter into a CO-COMMERCIALIZATION AGREEMENT as described in Section 5.3 for a particular country(s), then GENAISSANCE will grant back to MERCK KGAA an exclusive (except as to GENAISSANCE and its AFFILIATES) right and license (to be governed by a separate agreement) to use the MERCK KGAA PATENTS and RESULTING IP and RESULTING IP PATENTS for use in the marketing and sale of THERANOSTIC

PRODUCTs in each such country(s); provided that the scope of such right and license will be equivalent to the scope of CO-COMMERCIALIZATION AGREEMENT.

7.             PAYMENTS AND ROYALTIES

7.1           Initial payment. Upon execution of this AGREEMENT, GENAISSANCE shall pay MERCK KGAA a non-refundable up-front fee of €1 million (€1,000,000) in the form of GENAISSANCE equity shares for the patent license, with two hundred and fifty thousand EUROS (€250,000) already paid following signature of the Letter of Intent dated April, 29th 2004 and seven hundred and fifty thousand EUROS (€750,000) to be paid within [**] following the execution of this AGREEMENT.

7.2           Milestone payments.  In addition, GENAISSANCE shall pay to MERCK KGAA each of the following milestone payments, on a non-refundable, non-creditable basis, provided that GENAISSANCE develops VILAZODONE from the EFFECTIVE DATE through the indicated milestone without the assistance of a sublicensee:

a.       [**] EURO (€[**]) within [**] following the FIRST CLINICAL TRIAL in the TERRITORY.

b.      [**] EURO (€[**]) within [**] of the acceptance (as defined by the FDA or EMEA, as appropriate) of a filing for the first NDA or MAA in the US or the EU for any PRODUCT for the first INDICATION.

c.       [**] EURO (€[**]) within [**] of receipt of the first approval of an MAA or NDA in the US or EU for any PRODUCT in any INDICATION.

d.      [**] EURO (€[**]) within [**] of first commercial sale of any PRODUCT in the US or EU.

7.3           Payments.  All payments agreed under Sections 2.5, 7.1 and 7.2 shall be in the form of equity shares of GENAISSANCE, which shall consist of common shares of GENAISSANCE and the number of shares to be transferred to MERCK KGAA shall be calculated by dividing the respective payments due by the average closing price of

GENAISSANCE shares at the NASDAQ during the ten (10) trading days prior to the respective milestone date, provided, however, that if MERCK KGAA´s and its AFFILIATES total share of common stock would exceed 19.9% of the total outstanding shares of the total issued stock of GENAISSANCE, or if the average closing price at the respective milestone date is below US$ 2.25, subject to adjustment for stock splits or other re-capitalization of stock as a result of the issuance of stock as a stock dividend or subdivision or combination of the outstanding shares of stock or in connection with acquisitions or joint ventures, then MERCK KGAA shall receive the payment in cash.

7.4           In each case under Sections 7.1-7.3, it is agreed and understood by GENAISSANCE that:

7.4.1        GENAISSANCE will deliver the respective stock certificates to the address as directed by MERCK KGAA within the given time-frame.  The terms applicable to the equity shares of GENAISSANCE to be transferred to MERCK KGAA hereunder shall be as set forth in the Pre-emptive Rights Rider in Schedule 8 and as otherwise provided in a Registration Rights Agreement as set forth in Schedule 9.

7.4.2        MERCK KGAA shall not be limited in its decision which of its AFFILIATES will receive the shares at the time of receipt and later on.

7.4.3        For the purpose of determining the number of GENAISSANCE shares to be transferred, the price of the GENAISSANCE shares which is set out in USD shall be changed to EURO at the EURO exchange reference rate to the USD of the European Central Bank Frankfurt at the date the respective payment is due.

7.5           Royalties.  In addition to the payments provided for in Sections 7.1 and 7.2 GENAISSANCE shall, pay to MERCK KGAA a royalty of [**] percent ([**]%) of the aggregate NET SALES by GENAISSANCE or its AFFILIATES under this AGREEMENT from all PRODUCTS on a country-by-country basis as long as the manufacture, use and/or sale of PRODUCTS in such country would infringe at least one claim of a MERCK KGAA PATENT or [**] years after the first commercial sale in such country, whichever is longer (the “First Royalty Period”).   Upon expiration of the First Royalty Period in a particular country, if the RESULTING IP PATENTS is the basis for (1) a grant by the applicable agency in such country of a market exclusivity period that effectively prevents

THIRD PARTIES from making or selling any drug product containing VILAZODONE, for which an exclusivity is granted, and/or (2) for so long as the manufacture, use by others than the prescribing physician, and/or sale of PRODUCT in such country would infringe RESULTING IP PATENTS, then GENAISSANCE shall pay MERCK KGAA a reduced fee of [**]% royalties on the NET SALES by GENAISSANCE or its AFFILIATES in such country for so long as the circumstances described in clauses (1) or (2) exist (the “Second Royalty Period”).  Should MERCK KGAA and GENAISSANCE enter into a CO-COMMERCIALIZATION AGREEMENT pursuant to Sections 5.3 and 5.4; such agreement will set forth any milestone and royalty payments by GENAISSANCE to MERCK KGAA. Each of the aggregate time period of the First and Second Royalty Periods and of the time periods during which royalties are payable under Sections 7.6.2 and 7.7.2 are referred to as a “ROYALTY TERM”.

7.6           Payments by GENAISSANCE for THERANOSTIC PRODUCTs

7.6.1        GENAISSANCE shall pay MERCK KGAA a royalty of [**] % ([**] percent) on the NET SALES for each THERANOSTIC PRODUCT that the manufacture, use or sale of which would infringe at least one claim of a RESULTING IP PATENT or that uses MERCK KGAA KNOW-HOW incorporated in or resulting from the VILAZODONE studies performed by MERCK KGAA or any former licensee of MERCK KGAA.

7.6.2        This royalty shall be payable on a country-by-country basis until the expiration of all RESULTING IP PATENT claims that would be infringed by the manufacture, use or sale of such THERANOSTIC PRODUCT or [**] years after the first commercial sale of the THERANOSTIC PRODUCT in such country, whichever is the longer period.

7.6.3        If GENAISSANCE grants a license under the RESULTING IP or RESULTING IP PATENTS to a THIRD PARTY to use or sell a THERANOSTIC PRODUCT, then GENAISSANCE agrees to share with MERCK KGAA equally any and all license issue fees and milestone payments received by GENAISSANCE from such THIRD PARTY allocable to such license.

7.6.4        Should MERCK KGAA and GENAISSANCE enter into a co-commercialization agreement pursuant to Section 5.3; such agreement will set forth any milestone and royalty payments by GENAISSANCE to MERCK KGAA.

7.7           Payments by GENAISSANCE for DIAGNOSTIC PRODUCTs.

7.7.1        GENAISSANCE shall pay to MERCK KGAA a royalty of [**]% ([**] percent) on the NET SALES of GENAISSANCE and its sublicensees for each DIAGNOSTIC PRODUCT that the manufacture, use or sale of which would infringe at least one claim of a RESULTING IP PATENT or that uses MERCK KGAA KNOW-HOW incorporated in or resulting from the VILAZODONE studies performed by MERCK KGAA or any former licensee of MERCK KGAA.

7.7.2        This royalty shall be payable on a country-by-country basis until the expiration of all RESULTING IP PATENT claims that would be infringed by the manufacture, use or sale of such DIAGNOSTIC PRODUCT or [**] years after the first commercial sale of the DIAGNOSTIC PRODUCT in such country, whichever is the longer period.

7.7.3        If GENAISSANCE grants a license under the RESULTING IP or RESULTING IP PATENTS to a THIRD PARTY to use or sell a DIAGNOSTIC PRODUCT, then GENAISSANCE agrees to share with MERCK KGAA equally any and all license issue fees and milestone payments received by GENAISSANCE from such THIRD PARTY allocable to such license.

7.7.4        If GENAISSANCE, directly or indirectly, commercializes a DIAGNOSTIC PRODUCT or a THERANOSTIC PRODUCT for use with a pharmaceutical product other than a PRODUCT, the same royalties payable under Sections 7.6 and 7.7 shall be paid to MERCK KGAA.  If GENAISSANCE grants a license under the RESULTING IP PATENTS to a THIRD PARTY and receives revenues from such THIRD PARTY that are allocable to the practice of such RESULTING IP PATENTS, GENAISSANCE shall share such revenues with MERCK KGAA in the same manner as provided in Section 7.8(e).

7.8           Third Party Payments

Should GENAISSANCE grant a sublicense of the MERCK KGAA PATENTS and RESULTING IP PATENTS to a THIRD PARTY to develop, market, promote or sell the PRODUCT, either solely or jointly with GENAISSANCE, then GENAISSANCE shall share with MERCK KGAA revenues received by GENAISSANCE, which are allocable to the PRODUCT, as follows:

a)            Issue Fees.  GENAISSANCE agrees to pay MERCK KGAA a share, as calculated pursuant to Section 7.8(e), of any up-front license issue fee within [**] upon GENAISSANCE’s receipt of such fee;

b)            Milestone Payments.  GENAISSANCE agrees to pay MERCK KGAA the greater of (i) a share, as calculated in Section 7.8(e), of each milestone payment received from a THIRD PARTY; or (ii) the corresponding milestone payments described in Section 7.2;

c)            Equity.  If, as part of a such a sublicense transaction, GENAISSANCE issues equity to a sublicensee, the portion of cash received in exchange for such equity that exceeds [**]% of the then fair market value of such equity (based on the average closing price during the 10 trading days preceding the date on which the amount of consideration for such equity is finally determined) shall be regarded as revenues to be shared with MERCK KGAA pursuant to this subsection 7.8.  If, in lieu of cash, GENAISSANCE receives equity from a sublicensee as consideration for the sublicense rights, MERCK KGAA shall have the option of electing to receive (i) a share, as calculated in Section 7.8(e), of such equity; or (ii) the corresponding milestone payments described in Section 7.2.

d)            Royalties.  In addition, GENAISSANCE shall pay MERCK KGAA, on a country by country basis, royalties based on the total NET SALES of the PRODUCT (i.e. sublicensee alone or sublicensee plus GENAISSANCE NET SALES in case of co-commercialization) equal to the greater of (i) [**]% of NET SALES for the First Royalty Period and [**]% for the Second Royalty Period, or (ii) a share, as calculated in Section 7.8(e), of the royalties that GENAISSANCE receives from such sublicensee.  If GENAISSANCE receives from a sublicensee a price for the supply of VILAZODONE (i.e., bulk powder, tablets or final drug product) that is higher than GENAISSANCE’s cost of goods supplied (“COGS”) as defined below in supplying the VILAZODONE to such sub-licensee (subject to audit by MERCK KGAA), then this additional amount shall also be considered as part of a royalty payment to GENAISSANCE as considered in this subsection d. “COGS” means

GENAISSANCE’s actual cost paid to THIRD PARTIES, including any profits paid to such THIRD PARTIES, to manufacture VILAZODONE API or the PRODUCT in the final packaged form, or to the extent not procured from a THIRD PARTY, its Fully Absorbed Standard Costs.  “Fully Absorbed Standard Cost” or “FASC” means the fully allocated cost of manufacturing, which shall comprise all direct costs (including labor, materials, energy, utilities, quality control or other costs incurred directly in the manufacturing of PRODUCT) and indirect costs (including administrative labor costs, manufacturing facility and equipment maintenance, relevant insurances, and depreciation of manufacturing equipment and manufacturing) specifically allocable to the production of the PRODUCT.  Such calculation shall be based upon accepted contract manufacturing industry standards (including those relating to the allocation of idle capacity and overhead) and GAAP.  Prior to the commencement of any manufacturing by GENAISSANCE, the PARTIES shall agree to more detailed provisions concerning the determination of FASC in this manner consistent with the provisions of this definition.

(e)           Revenue Share.  In each of the revenue categories in this Section 7.8, the share paid to MERCK KGAA shall be based on the development stage at which such sublicense is granted, as follows:

(i)      If such sublicense is granted by GENAISSANCE after the completion of the last prospective DISCOVERY STUDY, then the share shall be [**]% to GENAISSANCE and [**]% to MERCK KGAA.

(ii)     If such sublicense is granted by GENAISSANCE after completion of the last PHASE II CLINICAL TRIAL following achievement of the primary objective as defined in Section 1.33, then the share shall be [**]% to GENAISSANCE and [**]% to MERCK KGAA.

(iii)    If such sublicense is granted by GENAISSANCE after the completion of the first prospective PHASE III CLINICAL TRIAL in which the primary endpoint as defined in the DEVELOPMENT PLAN for the INDICATION is reached, then the share shall be [**]% to GENAISSANCE and [**]% to MERCK KGAA.

For the avoidance of doubt, if a completed clinical trial conducted according to the DEVELOPMENT PLAN for any INDICATION satisfies the criteria in more than one of parts (i) to (iii) of this subsection 7.8(e), then the revenue share shall be the highest share to GENAISSANCE.

7.9           Third Party Royalty Offset.  If the manufacture, use, marketing, or sale of a PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT would infringe a valid THIRD PARTY patent claim in a certain country of the TERRITORY and therefore it is necessary for GENAISSANCE or its sublicensee to obtain a license under such THIRD PARTY patent in such country from one or more THIRD PARTIES to practice the licenses granted under Sections 2.1, 2.3 or 2.5, then MERCK KGAA agrees to share in the aggregate [**] % of the royalties to be paid by GENAISSANCE to the THIRD PARTY in case of PRODUCT in such country and [**] % of the royalties to be paid by GENAISSANCE to the THIRD PARTY in case of THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT in such country under any license agreement, provided that GENAISSANCE provides MERCK KGAA with notice of such obligation and sufficient documentation to show the existence of such an obligation prior to entering into any license agreement with a THIRD PARTY which would trigger such deduction.  Notwithstanding the foregoing, MERCK KGAA’s share in such country shall not exceed (a) [**] percentage points in the First Royalty Period or [**] percentage points in the Second Royalty Period if the royalties payable to MERCK KGAA are determined under Sections 7.5-7.8 as a percent of NET SALES, or (b) [**]% of the amount otherwise payable to MERCK KGAA in such country if royalties payable to it are determined pursuant to Section 7.8(e).

7.10         Royalty Rate Reduction for PRODUCTS. During any NON-EXCLUSIVE PERIOD in respect of a particular country and a PRODUCT in which either:

(i)            all claims of and rights under all issued MERCK KGAA PATENTS covering the manufacture, sale or use of such PRODUCT in such country (as then practiced by GENAISSANCE or its sublicensees) have been declared unpatentable, invalid or unenforceable by a final and non-appealable judgment of a court or administrative agency having jurisdiction thereof or have expired or have been finally abandoned, or

(ii)           there were at no time on or since the EFFECTIVE DATE any such claims under any issued MERCK KGAA PATENTS in such country,

the royalty owed by GENAISSANCE for such country under Section 7.5 and 7.8(d) shall be reduced by [**] percent ([**]%).

7.11         Royalty Rate Reduction for THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS.  During any NON-EXCLUSIVE PERIOD in respect of a particular country and a THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT in which either:

(i)            all claims of and rights under all issued RESULTING IP PATENTS covering the manufacture, sale or use of such THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT in such country (as then practiced by GENAISSANCE or its sublicensees) have been declared unpatentable, invalid or unenforceable by a final and non-appealable judgment of a court or administrative agency having jurisdiction thereof or have expired or have been finally abandoned, or

(ii)           there were at no time on or since the EFFECTIVE DATE any such claims under any issued RESULTING IP PATENTS in such country,

the royalty owed by GENAISSANCE for such country under Section 7.6.1 or Section 7.7.1, whichever is applicable, shall be reduced by [**] percent ([**]%).

7.12         Payment terms.  The royalty payments under Section 7.5, 7.6, and 7.7 shall be due and payable to MERCK KGAA within [**] after the end of each QUARTER with respect to NET SALES during such QUARTER.  The royalties shall be paid in EURO and shall be directly deposited to a bank account designated for this purpose from time to time by MERCK KGAA. To the extent paid in cash, the initial payment under Section 7.1 shall be transferred within [**] following the EFFECTIVE DATE to a bank account designated for this purpose by MERCK KGAA.  To the extent paid in cash, the milestone payments under Section 7.2 shall be transferred within [**] following the occurrence of the respective stated events and shall be directly deposited to a bank account designated for this purpose from time to time by MERCK KGAA.  The PARTIES may vary the method of payment set forth herein at any time upon mutual agreement; said change, if any, will be consistent with the local law at the place of payment or remittance.

7.13         Exchange rate.  In those cases where an amount due hereunder is payable in EURO but is to be calculated based upon one or more currencies other than EURO, such amount due shall be determined on the basis of conversion of such other currencies to EURO, at an exchange rate (the “Agreed Exchange Rate”) equal to the average of the daily exchange rates for the QUARTER in which the applicable NET SALES occurred as quoted each day by the European Central Bank in Frankfurt for the EURO.  The PARTIES agree to cooperate to procure whatever licenses or permits are required to obtain the waiver of restrictions or to otherwise facilitate the conversion and transfer of all amounts payable hereunder.

7.14         Late payment.  All payments under this AGREEMENT shall earn interest from the date due until paid at a rate equal to the lesser of the maximum rate permissible under applicable law or two percent (2%) above the 3-months EURIBOR per annum.

7.15         Tax withholding.  All payments required under this contract shall be made without any deductions for whatever reasons; however, if local law requires GENAISSANCE to withhold tax on payments u nder this AGREEMENT, GENAISSANCE may withhold such taxes.  Such withholdings on payments under this AGREEMENT are only allowed if GENAISSANCE reasonably cooperates with MERCK KGAA in benefiting from the reduced withholding tax laid down in the Double Taxation Convention between Germany and the US (the “DTC”) and shall in no case exceed the withholding tax rate for royalty payments mentioned in the DTC irrespective of whether the payments are made by GENAISSANCE a sub-licensee or any other party, such that for the tax purpose all payments due under this AGREEMENT by GENAISSANCE shall either be made or deemed to have been made by GENAISSANCE, being a US company. MERCK KGAA will reasonably assist GENAISSANCE in benefiting from the reduced withholding tax rate as laid down in the DTC, which withholding tax rate is currently 0%.  In case the Double Taxation Convention should be amended in the future, GENAISSANCE will(i) promptly notify MERCK KGAA of such requirement, (ii) remit such amount to the proper tax authorities, and (iii) provide MERCK KGAA with the necessary tax receipts in a timely manner.

7.16         Other taxes.  Except as provided in Section 7.15 with respect to withholding taxes, any sales taxes, turnover taxes, value added taxes and indirect taxes, which are applicable to the royalty and milestones payments or any of the activities of GENAISSANCE or its AFFILIATES or distributors, shall, as between GENAISSANCE and MERCK KGAA be borne or reimbursed by GENAISSANCE; provided that GENAISSANCE shall not be responsible for any income taxes (or any other taxes levied on MERCK KGAA’s receipt of any payments) assessed on MERCK KGAA as a result of any royalty, milestone or other payments made to it pursuant to this AGREEMENT.  The PARTIES shall co-operate in good faith to reduce as far as law permits in a given country the taxes imposed on any payment or activities under this AGREEMENT.

7.17         NET SALES Reports.  Concurrently with each quarterly royalty due date under Section 7.5 to 7.7, GENAISSANCE shall provide MERCK KGAA with a detailed written report of gross sales of PRODUCT, THERAPEUTIC PRODUCT AND DIAGNOSTIC PRODUCT invoiced by GENAISSANCE or its AFFILIATES or sub-licensees since the last such report, the NET SALES with respect thereto, and the royalties payable under this AGREEMENT.

7.18         Right to audit.  GENAISSANCE shall keep and maintain, and shall cause its AFFILIATES and Selling party to keep and maintain detailed and accurate books and records with regard to all sales of PRODUCTS, THERANOSTIC PRODUCT and DIAGNOSTIC PRODUCT, NET SALES, and payments to be made under this AGREEMENT, and the basis of calculation thereof, for a period of at least [**] years after the applicable payment of royalties.  MERCK KGAA shall have the right, at its own expense, on reasonable notice and not more often than once annually, to have GENAISSANCE’s and/or its AFFILIATES’ or Selling parties’ royalty reports, inspected and audited by an independent auditor appointed by MERCK KGAA and reasonably acceptable to GENAISSANCE, during normal business hours for the purposes of verifying the amount of royalties, payments and other charges due.  MERCK KGAA shall maintain the confidentiality of confidential information obtained in any such inspection or audit, and shall put the information and records inspected to no other use than the verification of amounts due hereunder and the enforcement of this AGREEMENT.  If such an audit determines that payments due to MERCK KGAA made during any QUARTER were [**] percent ([**]%) or more below the amount actually due, then the reasonable expense of the audit shall be borne by GENAISSANCE, and GENAISSANCE shall pay to MERCK KGAA any amount shown to be due by the audit (together with interest pursuant to Section 7.11) within [**] after receipt of a notice from MERCK KGAA, containing a copy of the audit report and setting forth the amount due.

8.             SUPPLY OF VILAZODONE AND PRODUCTION OF PRODUCT, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS

8.1           Development supplies and commercial supplies.

8.1.1        Clinical supplies of VILAZODONE.  MERCK KGAA will use commercially reasonable efforts to provide as further described in Schedule 3, at its cost, GENAISSANCE with clinical supplies of VILAZODONE bulk tablets and placebo bulk tablets in amounts sufficient for conducting the Discovery Study, provided that MERCK KGAA shall not be obliged to manufacture additional VILAZODONE API during this AGREEMENT.  Such tablets, which shall be manufactured from MERCK KGAA’s existing supply of about [**] of VILAZODONE API, shall comply with the product specifications valid at the EFFECTIVE DATE as set forth in Schedule 3.  MERCK KGAA shall also [**] to determine [**] necessary for the DISCOVERY STUDY in accordance with procedures and methods set forth in Schedule 3, or as otherwise mutually agreed.  After completion of the DISCOVERY STUDY, MERCK KGAA will supply GENAISSANCE upon written request with its remaining stock of VILAZODONE API.  Except as stated above, GENAISSANCE will be responsible for assuring adequate supplies of VILAZODONE for remaining clinical trials.  GENAISSANCE shall also have the right to negotiate a supply agreement with MERCK KGAA for the supply of VILAZODONE API for clinical trials and for commercial use.

8.1.2        Commercial Production, Marketing and Distribution.  Subject to any rights granted to MERCK KGAA in a CO-COMMERCIALIZATION AGREEMENT pursuant to Section 5.3 and any separately negotiated supply agreement, GENAISSANCE shall be responsible for manufacture and production of VILAZODONE API and dosage forms in sufficient quantities to service worldwide sales of PRODUCTS, marketing and distribution of PRODUCTS upon GOVERNMENTAL APPROVAL, either using its own resources or by partnering with a THIRD PARTY in a co-commercialization arrangement, or by sublicensing such rights to a THIRD PARTY. GENAISSANCE shall also be responsible for obtaining all necessary approvals for the manufacture and distribution of VILAZODONE API and dosage forms.

8.2           Production of PRODUCT, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS.  Except as otherwise provided herein, GENAISSANCE shall be fully responsible at its risk and expense for all manufacturing, development, scale-up, facilities certification, production, packaging, labelling, storage, and shipment of

PRODUCTS throughout the TERRITORY.

8.3           PRODUCT, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS Recall.  Except as provided in any supply agreement or CO-COMMERCIALIZATION AGREEMENT, any and all recall decisions with respect to VILAZODONE or PRODUCT, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS distributed by GENAISSANCE shall be the responsibility of GENAISSANCE, at its risk and expense.  Whenever a recall of PRODUCT, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS is to be effected, GENAISSANCE shall immediately (but in any case in advance of any such recall) so notify MERCK KGAA, together with a statement of any actions planned in connection with such recall.

9.             GOVERNMENTAL APPROVALS / REGULATORY AFFAIRS.

9.1           MERCK KGAA regulatory transfer.  With the reasonable assistance of GENAISSANCE, MERCK KGAA will effect the transfer to GENAISSANCE, within [**] after the EFFECTIVE DATE, of the existing clinical trial license (i.e. IND) for the PRODUCT previously or currently being tested where MERCK KGAA is the sponsor. Thereafter, GENAISSANCE will take responsibility for reporting adverse drug reactions and updating all clinical trial licenses.

9.2           Regulatory affairs related to VILAZODONE.   Except as the PARTIES may otherwise agree, GENAISSANCE will be responsible, at its risk and expense, for preparing, filing, and prosecuting any and all regulatory filings required for the production of VILAZODONE.

9.3           Responsibility for REGULATORY APPLICATIONS.  GENAISSANCE is responsible, at its risk and expense, for preparing, filing, and prosecuting all REGULATORY APPLICATIONS with respect to PRODUCTS, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS and for obtaining all necessary GOVERNMENTAL APPROVALS for the PRODUCTS, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS throughout the TERRITORY.

9.4           General responsibility.  GENAISSANCE shall have exclusive authority and responsibility for complying with all regulatory requirements and maintaining all Governmental Authority contacts relating to REGULATORY APPLICATIONS or otherwise with respect to the PRODUCT, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS in the Territory, including obtaining all required GOVERNMENTAL APPROVALS, the maintaining and updating of the GOVERNMENTAL APPROVALS, the reporting of product complaints or any adverse drug reactions, the compliance of promotional materials with applicable rules and regulations, and the filing of promotional materials with Governmental Authorities, if permissible according to mandatory applicable laws.

9.5           Regulatory communications.  As part of GENAISSANCE’s periodic reports pursuant to Section 4.4, GENAISSANCE shall provide to MERCK KGAA summaries of all major communications from or to any GOVERNMENTAL AUTHORITY regarding any REGULATORY APPROVALS relating to the PRODUCT, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS or their manufacture or sale, and shall promptly report to MERCK communications from or to any GOVERNMENTAL AUTHORITY regarding any recalls, facility suspensions or closures, or serious adverse events relating to the PRODUCT, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS.

9.6           Approval ownership.  Except as provided in a CO-COMMERCIALIZATION AGREEMENT, all GOVERNMENTAL APPROVALS within the TERRITORY relating to the Product, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS obtained by GENAISSANCE shall be the property of GENAISSANCE or any applicable GENAISSANCE AFFILIATE and shall be held, to the extent legally permissible, in GENAISSANCE’s or such AFFILIATE’s name.

9.7           Delegation.  GENAISSANCE may delegate any of its rights or obligations under this Section 9 to any sublicensee or THIRD PARTY with which GENAISSANCE is developing or commercializing any PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT.

10.          JOINT COMMITTEE

10.1         JOINT COMMITTEE responsibilities. The JOINT COMMITTEE, which shall remain in place during the term of this AGREEMENT and shall act as a vehicle to facilitate the exchange of information and knowledge about VILAZODONE, collaborate to expedite the retrospective DISCOVERY STUDY described in Section 3.5.1, supervise progress in development, and approve any changes in the DEVELOPMENT PLAN which may become necessary.  To the extent legally permissible, the JOINT COMMITTEE will also facilitate the exchange of information about the commercialization of VILAZODONE, including sales and marketing plans, and business opportunities for sublicensing and decide the course of action about sublicensing issues, potential partners, and lifecycle management for VILAZODONE. The responsibilities of the JOINT COMMITTEE include the following:

(a)  Reviewing and monitoring GENAISSANCE’s progress, challenges, and achievements in conducting the activities called for in all active DEVELOPMENT PLANS;

(b)  Coordinating the PARTIES’ activities under the MARKETING PLANS as provided in a CO-COMMERCIALIZATION AGREEMENT.

10.2         Formation of the JOINT COMMITTEE.  The JOINT COMMITTEE shall be established no later than [**] following the EFFECTIVE DATE and shall initially have up to [**] members.  Each PARTY shall appoint up to [**] of the members, and in doing so, shall attempt to insure that each member is qualified, knowledgeable, and experienced in the functional area(s) then likely to come before the JOINT COMMITTEE.  Either PARTY may change any of its representatives on the joint committee upon notice to the other PARTY.  Upon the reasonable request of either PARTY from time to time, the JOINT COMMITTEE may be reconstituted with fewer or with additional members, or with members with differing or additional competencies, as is reasonably related to changes in the role of the JOINT COMMITTEE (e.g., where MERCK KGAA has exercised its option to CO-COMMERCIALIZE and a MARKETING PLAN is to be completed and come into effect).

10.3         JOINT COMMITTEE meetings.   The JOINT COMMITTEE shall meet in-person at least [**] per year during the initial [**] years following the EFFECTIVE DATE, at least [**] thereafter.  The initial meeting shall be held without undue delay following the establishment of the JOINT COMMITTEE.  The JOINT COMMITTEE may hold meetings, and shall also address issues as they arise in the interim between meetings, via telephone conference, videoconference and/or electronic mail.  If MERCK KGAA exercises its option under Section 5.3 to CO-COMMERCIALIZE, the JOINT COMMITTEE shall thereafter meet at least [**], either by telephone conference or videoconference, or in-person, provided that it shall in any case hold in-person meetings at least [**].

10.4         JOINT COMMITTEE roles.  The JOINT COMMITTEE will facilitate the exchange of information and will discuss commercialization of the PRODUCT, including MARKETING PLANS and business opportunities for sublicense issues, potential partners, reasons for the decision on PRODUCT launches in the TERRITORY according to Sections 4.1 and 4.7 and lifecycle management for the PRODUCT, and discuss the status of development, regulatory and marketing activities.  Except to the extent otherwise provided in a CO-COMMERCIALIZATION AGREEMENT, all development and commercialization issues and all other issues coming before the JOINT COMMITTEE shall be resolved by consensus, with GENAISSANCE having the casting vote.  In all cases, each PARTY shall be bound by this AGREEMENT and its obligations of good faith and fair dealing.

10.5         JOINT COMMITTEE Chairperson.  Upon the formation of the JOINT COMMITTEE, GENAISSANCE will appoint the chairperson of the JOINT COMMITTEE who shall have sole authority to: (i) collect issues for the meeting agendas with due regard to the interests and requests of MERCK KGAA’s representatives; (ii) call emergency meetings of the JOINT COMMITTEE at the request of any JOINT COMMITTEE member; (iii) have minutes of the JOINT COMMITTEE meetings recorded, prepared and, within a reasonable time, issued, which meeting minutes shall be submitted for approval of the members of the JOINT COMMITTEE.

11.          INTELLECTUAL PROPERTY

11.1         Ownership of RESULTING IP.  Any and all RESULTING IP and RESULTING IP PATENTS will be jointly owned by GENAISSANCE and MERCK KGAA, with each PARTY having an equal undivided interest.  During the term of, and for the purposes of, this AGREEMENT and except for the purposes of Sections 7.5 and 7.10 or as otherwise provided hereunder, MERCK KGAA’s interest in RESULTING IP and RESULTING IP PATENTS shall be deemed to be part of MERCK KGAA KNOW-HOW or MERCK KGAA PATENTS (as appropriate) licensed to GENAISSANCE hereunder; provided, however, that the addition of such MERCK KGAA PATENTS on such RESULTING IP shall not automatically extend the duration of the exclusivity in the EU of GENAISSANCE’s license under Section 2.1, unless and to the extent that EU law or rules at any time permit such an extension.

11.2         Ownership of IMPROVEMENTS.  MERCK KGAA shall be the owner of any improvement made solely by MERCK KGAA and shall own an equal undivided interest with GENAISSANCE in any IMPROVEMENT made jointly with GENAISSANCE. MERCK KGAA’s interests in IMPROVEMENTS shall be deemed to be part of the MERCK KGAA PATENTS or the MERCK KGAA KNOW-HOW (as appropriate) licensed to GENAISSANCE hereunder; provided, however, that the addition of such MERCK KGAA PATENTS on such improvementS shall not automatically extend the duration of the exclusivity in the EU of GENAISSANCE’s license under Section 2.1, unless and to the extent that EU law or rules at any time permit such an extension.  GENAISSANCE shall be the owner of any improvement made solely by GENAISSANCE.

11.3         Information exchange.  Each PARTY shall inform the other promptly upon the discovery or creation of any IMPROVEMENT or RESULTING IP conceived or acquired by it, together with all available details of such IMPROVEMENT and RESULTING IP.

11.4         Inventors’ fees.  Each PARTY shall bear the costs of sums payable to its own past, present or future employees or contractors in respect of any IMPROVEMENT or RESULTING IP made or discovered during the term of this AGREEMENT.

12.          PATENT PROSECUTION, INFRINGEMENTS AND LITIGATION

12.1         Patent Prosecution.  Except in respect of RESULTING IP, MERCK KGAA shall retain the responsibility for the prosecution and maintenance of the MERCK KGAA PATENTS.  The pursuit of patent protection for IMPROVEMENTS solely owned by a PARTY shall be the responsibility of the owning PARTY, who shall bear all the costs of such pursuit.  For jointly owned IMPROVEMENTS, the PARTIES shall consult in good faith as to which of them is the most appropriate PARTY to pursue patent protection, with the out of pocket costs for such pursuit to be shared equally by the PARTIES.  Unless otherwise agreed, GENAISSANCE shall pursue patent protection for the RESULTING IP, with the out of pocket costs for such pursuit [**].  The PARTY designated in the preceding sentences of this Section 12.1 as responsible for pursuing patent protection for a particular category of inventions (the “Prosecuting PARTY”) shall exert its COMMERCIALLY REASONABLE EFFORTS to secure the broadest possible scope and coverage for that invention category throughout the TERRITORY.  The Prosecuting Party shall inform the other PARTY of the plan for the filing, prosecution and maintenance of patent applications and patents for that invention category and any significant changes thereto.  The Prosecuting Party shall consider in good faith any comments made by the other PARTY with respect to such plan.

12.2         Information and cooperation.  Each PARTY agrees to cooperate with the other with respect to the patent prosecution activities described in this Section 12, including, without limitation, the execution of all such documents and instruments and the performance of such acts as may be reasonably necessary in order to permit the Prosecuting PARTY to perform its responsibilities hereunder.  The Prosecuting PARTY shall consult with the other PARTY regarding the course of patent prosecution or other proceedings (e.g. grant, interference, opposition, re-examination, reissue, revocation or nullification).  Such consultation shall include: (i) providing the other PARTY with a draft of any patent application or document relating to the prosecution thereof no less than [**] prior to filing with any patent office and considering in good faith the other PARTY’s comments thereon; (ii) providing the other PARTY copies of all documents filed with or received from any patent office within [**] of such filing or receipt; and (iii) providing, on an annual basis, the other Party with a list of all patents and patent applications prosecuted pursuant to this Section 12, and the status thereof.  The Prosecuting PARTY shall provide all such consultation at no cost to the other PARTY.  Each PARTY shall hold all information disclosed to it under this Section 12 as confidential in accordance with the provisions of Section 15.

12.3         EXTENSIONS.  The Prosecuting PARTY for a particular patent pursuant to Section 12.1 shall be responsible for obtaining all available EXTENSIONS to such patent, other than any EXTENSIONS based on a marketing, data or regulatory exclusivity (e.g, pediatric exclusivity, data package exclusivity and SPCs) relating to PRODUCTS, THERANOSTIC PRODUCTS, and DIAGNOSTIC PRODUCTS, which shall be the responsibility of GENAISSANCE.  If the PARTY responsible for obtaining a particular EXTENSION (the “Extending PARTY”) is not eligible to seek such EXTENSION, then the other PARTY shall take on such responsibility in consultation with the Extending PARTY and with the mutual agreement of the PARTIES as to any material choices to be made with respect thereto.  Each PARTY shall provide the other PARTY with copies of all relevant information, data, documentation and assistance which is reasonably necessary for such PARTY to obtain those EXTENSIONS for which it is responsible pursuant to this Section 12.3.  Any such assistance, supply of information and consultation shall be performed promptly and in a manner that will insure that all EXTENSIONS are obtained wherever, and to the maximum extent, they may be available.  Notwithstanding the foregoing, MERCK KGAA shall not seek any EXTENSION to any patent in respect of any product other than PRODUCTS, THERANOSTIC PRODUCTS, and DIAGNOSTIC PRODUCTS if GENAISSANCE reasonably believes that such EXTENSION might adversely affect GENAISSANCE’s right to obtain an EXTENSION with respect to any PRODUCT, THERANOSTIC PRODUCT, or DIAGNOSTIC PRODUCT.

12.4         Abandonment or forfeiture.  If a PARTY intends to not file, abandon or otherwise cause or allow to be forfeited in any country a patent application or patent for which it is the Prosecuting PARTY pursuant to Section 12.1, or any claim within such patent application or patent, then such PARTY shall notify the other PARTY of such intention at least [**] in advance of any filing date or bar date or any other applicable deadline, and the other PARTY shall have the right to assume responsibility for the prosecution, defense, or maintenance of such claim, patent application or patent in such country.  Should GENAISSANCE assume responsibility for prosecuting or maintaining any

MERCK KGAA PATENT, or claim therein, pursuant to this Section 12.4, then GENAISSANCE may deduct its out of pocket costs for such prosecution and maintenance from any payments due to MERCK under this AGREEMENT.

12.5         THIRD PARTY infringement suits.  In the event of the institution of any suit by a THIRD PARTY against MERCK KGAA, GENAISSANCE, or their respective AFFILIATES, sub-licensees or distributors for patent infringement involving the manufacture, use, sale, distribution or marketing of VILAZODONE or PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT anywhere in the TERRITORY, the PARTY sued (or whose AFFILIATES or distributors are sued) shall promptly notify the other PARTY in writing.  The commercializing PARTY shall have the right to defend such suit at its own option and expense, but it shall in any event reasonably consult with the other PARTY with respect to such defense.  MERCK KGAA and GENAISSANCE shall assist one another and co-operate in any such litigation at the other’s reasonable request without expense to the requesting PARTY.

12.6         Patent enforcement.  In the event that MERCK KGAA or GENAISSANCE becomes aware of actual, suspected or threatened infringement of a MERCK KGAA PATENT or RESULTING IP PATENT anywhere in the TERRITORY, that PARTY shall promptly notify the other PARTY thereof, with all available information about the situation.  GENAISSANCE shall have the first right, but not the obligation, to bring, at its own expense, an appropriate action against any THIRD PARTY and to defend any opposition or declaratory judgment action for non-infringement or invalidity, to use MERCK KGAA’s name in connection therewith, and to join MERCK KGAA as a party to any such action.  If GENAISSANCE does not commence such action within [**] of its receipt of a written demand from MERCK KGAA that it do so, then MERCK KGAA, after notifying GENAISSANCE in writing, shall be entitled to bring such infringement action at its own expense, to use GENAISSANCE’s name in connection therewith, and to join GENAISSANCE as a party to any such action; provided that it commences the action within a further [**] (or else thereafter GENAISSANCE’s first right under this section shall again be applicable to the situation).  The PARTY conducting any such action under this Section 12.6 shall have full control over its conduct; provided, however, that any settlement thereof shall be subject to Section 12.8.  In any event, MERCK KGAA and GENAISSANCE shall assist one another and co-operate in any such enforcement efforts or litigation at the other’s reasonable request without expense to the requesting PARTY.  Either PARTY may join at its own expense any action brought by the other PARTY.

12.7         Indemnification.  In any action brought pursuant to Section 12.6, the PARTY bringing the action shall indemnify the other PARTY, its officers, directors, shareholders, employees, agents, successors and assigns from any damages or liability awarded by a court, including for reasonable attorney’s fees and costs, which may result from claims, counterclaims or cross-claims asserted by a defendant, except to the extent that such damages or liabilities result from the gross negligence or wilful misconduct of the other PARTY.

12.8         Recoveries.  MERCK KGAA and GENAISSANCE shall recover their respective reasonable out-of-pocket expenses associated with any litigation or settlement thereof from any recovery made by any PARTY as described in this Section 12. Notwithstanding Section 7, the PARTIES will share any recovery for patent infringement as follows: first, the PARTY initiating an infringement suit shall be reimbursed for all its reasonable out-of-pocket expenses of the action, second, the other PARTY shall be reimbursed for all its reasonable out-of-pocket expenses of such suit, and third, the PARTY initiating the suit shall receive [**]% of any remaining balance and the other PARTY will receive the other [**]% of any remaining balance.

12.9         Information about enforcement.  The PARTIES shall keep one another informed in a timely manner of the status of, and of their respective activities regarding, any litigation or settlement thereof concerning PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT in the TERRITORY; provided, however, that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a MERCK KGAA pursuant to this Section 12 may be entered into without the consent of the GENAISSANCE (such consent not to be unreasonably withheld or delayed). To the extent that either PARTY initiates an action pursuant to Section 12.7, if the PARTIES reasonably fail to agree upon the terms of any such settlement, consent judgment or other voluntary final disposition, the PARTY wishing to continue any litigation shall solely bear the monetary loss or monetary benefit from the future outcome of such litigation and shall guarantee to the other PARTY that wished to make such settlement that such other PARTY will obtain, either from the proceeds of such litigation

(if any) or from the PARTY an amount at least as large as it would have obtained from such settlement had it been entered.

13.          RIGHT OF FIRST NEGOTIATION

13.1         Until the first commercial sale, by GENAISSANCE or a sub-licensee of GENAISSANCE, of the first PRODUCT or the termination of this agreement, whatever comes earlier, MERCK KGAA shall notify GENAISSANCE prior to the commencement of human clinical trials if it wants to develop or commercially exploit, directly or indirectly through a THIRD PARTY, any pharmaceutical product containing a DERIVATIVE or any Dual SSRI and 5-HT1A Partial Agonist or any SSRI or any 5-HT1A Partial Agonist for the treatment of any INDICATION listed in Schedule 4 (“Merck Compound”).  Thereafter, GENAISSANCE will have the first right for a period of [**] after such notification to negotiate a development and commercialization agreement for such compound or product.  MERCK KGAA may not enter into an agreement with any THIRD PARTY in respect of such Merck Compound based upon information materially different than that given GENAISSANCE with respect to such Merck Compound, without providing GENAISSANCE with such different information and granting GENAISSANCE an additional [**] after providing such information to negotiate a development and commercialization agreement for such Merck Compound. As used in this Section 13.2 and in Section 13.2, “SSRI” shall mean a selective serotonin reuptake inhibitor, which is a substance that acts at a synapse by inhibiting or preventing the reuptake of serotonin (5-hydroxy-tryptamine), “5HT1A Partial Agonist” shall mean a substance that elicits a lower maximal response of the 5HT1A receptor, when compared to an equal concentration of serotonin, and “Dual SSRI/5-HT1A Partial Agonist” shall mean a substance that combines the properties of an SSRI and a 5-HT1A Partial Agonist.  For the avoidance of doubt, this Section 13.1 is not applicable to Sarizotan (5HT1A and Dopamine D4 agonist) for the indication of Parkinson’s disease and EMD 281014 (5HT2A antagonist) and its derivatives claimed in patent number EP1198453 for all indications.

13.2         Until the first commercial sale, by GENAISSANCE or a sub-licensee of GENAISSANCE, of the first PRODUCT or the termination of the AGREEMENT for VILAZODONE, whatever comes earlier, GENAISSANCE shall notify MERCK KGAA prior to the commencement of human clinical trials, if it wants to develop or commercialize, by itself or with a THIRD PARTY, a pharmaceutical product containing a Dual SSRI and 5-HT1A Partial Agonist (other than VILAZODONE) or any SSRI or any 5-HT1A Partial Agonist for the treatment of any INDICATION listed in Schedule 4 (“Genaissance Compound”).  Thereafter, MERCK KGAA will have the first right for a period of [**] to negotiate a development and commercialization agreement for such compound or product.  GENAISSANCE may not enter into an agreement with any THIRD PARTY in respect of such Genaissance Compound based upon information materially different than that given MERCK KGAA with respect to such Genaissance Compound, without providing MERCK KGAA with such different information and granting MERCK KGAA an additional [**] after providing such information to negotiate a development and commercialization agreement for such GENAISSANCE Compound.  For purposes of clarification, GENAISSANCE shall not be deemed to be developing or commercializing any compound or product owned or controlled by a THIRD PARTY which pays GENAISSANCE a reasonable arm´s length service fee to perform a genomic or pharmacogenomic service in connection with such compound or product and GENAISSANCE does not acquire any rights in intellectual property relating to such compound or product or its use that was generated under such service arrangement.

13.3         If GENAISSANCE, using the RESULTING IP, identifies a DERIVATIVE that GENAISSANCE believes may show potential as the active ingredient in a pharmaceutical product, GENAISSANCE shall notify MERCK KGAA of the identity of such DERIVATIVE and MERCK KGAA shall grant GENAISSANCE an exclusive option to negotiate in good faith for a period of [**] the terms of a license agreement for the development and commercialization of a product containing such DERIVATIVE.  If the PARTIES do not enter into such a license agreement, MERCK KGAA shall return and may not use or disclose any of the information or data GENAISSANCE may have disclosed in connection with such negotiations in respect of such DERIVATIVE and may not directly or indirectly with THIRD PARTIES grant rights to or develop such DERIVATIVE.

14.          PUBLICATIONS

14.1         Neither MERCK KGAA nor GENAISSANCE shall disclose to the public or any THIRD PARTY the existence of this AGREEMENT or the terms described herein except with the prior written consent of the other or as required by law.  Notwithstanding the foregoing, (a) either PARTY may disclose such terms as are required to be disclosed in its publicly-filed financial statements or other public statements pursuant to applicable laws, regulations and stock exchange rules (e.g., the U.S. Securities and Exchange Commission or any other stock exchange on which securities issued by GENAISSANCE or MERCK KGAA may be issued); provided, that in making such disclosures, each PARTY shall redact the terms of this AGREEMENT to the extent reasonably possible, (b) either Party shall have the further right to disclose the material financial terms of this AGREEMENT under confidentiality undertakings to any potential acquirer, merger partner or potential providers of financing and their advisors, and (c) either PARTY shall have the right to disclose information regarding the development or commercialization status of a PRODUCT to the extent such disclosure is customary and material to their current or prospective investors, or required by applicable laws or stock exchange rules.  Neither PARTY shall make any other statement to the public regarding the execution and/or any other aspect of the subject matter of this AGREEMENT, except: (i) where a PARTY reasonably believes disclosure is required under applicable laws or ethical commercial practice, (ii) for customary discussions with current or prospective investors and analysts, and (iii) either PARTY may use the text of a statement previously approved by the other Party.  Genaissance shall make commercially reasonable efforts to coordinate with MERCK KGAA all press releases and announcements that relate to this AGREEMENT or any product developed hereunder.

14.2         Neither PARTY shall make any form of scientific publication which discloses Confidential Information of the other PARTY or information to which the other PARTY has an exclusive license without the prior written consent of the other PARTY, but GENAISSANCE acknowledges the interest of MERCK KGAA and the former licensee GSK to publish preclinical scientific data relating to VILAZODONE obtained before the EFFECTIVE DATE which shall be made available to GENAISSANCE reasonably in advance before such publication in which case the written consent of GENAISSANCE shall not be unreasonably withheld or delayed.  Following any reversion of rights to MERCK KGAA under Sections 3.6, 3.7 or 4.2 or any termination under Sections 17.1 – 17.3, GENAISSANCE (in the case of any such reversion of rights), the non-terminating party (in the case of a termination under Section 17.1(b)) or both parties (in the case of a termination under Sections 17.1(a), 17.2 or 17.3), shall not make any such publications about a PRODUCT, except to the extent required by law or a manuscript was submitted for publication prior to the date of notice of termination.

15.          CONFIDENTIALITY

15.1         Each PARTY agrees that (i) all information disclosed by the PARTIES and identified as, or acknowledged to be, confidential, and (ii) all results achieved under this AGREEMENT, ((i) and (ii) to be understood as “Confidential Information” under this Section 15) they obtain from the other PARTY are the confidential property of the disclosing party and shall be held in confidence for the [**].

15.2         The receiving party (“the Recipient”) shall not be obligated under this Section 15 to the extent that (a) the Recipient is required to disclose information by law, order or regulation of an administrative agency or a court of competent jurisdiction, provided in either case that the Recipient shall provide notice thereof to the disclosing party and sufficient opportunity to object, time permitting, to any such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the information was public knowledge, other than as a result of acts attributable to the Recipient in violation hereof; (ii) the information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other party hereunder; (iii) the information was disclosed to the Recipient on an unrestricted basis from a THIRD PARTY not under a duty of confidentiality to the disclosing party; or (iv) the information was independently developed by employees or agents of the Recipient without access to the Confidential Information of the disclosing party.

15.3         Notwithstanding the foregoing, both PARTIES shall have the right to disclose Confidential Information (i) to those persons, entities and/or contractors that such PARTY employs for the purposes of testing, evaluation, demonstration, development, production, sale and/or development of the PRODUCT, THERANOSTIC PRODUCT or

DIAGNOSTIC PRODUCT or VILAZODONE to the extent that such persons, entities and/or contractors require such information to comply with their obligations towards such PARTY (ii) to any administrative agency for purposes of obtaining approval to manufacture, test or market a PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT, or obtain patent protection and (iii) as reasonably necessary to protect or practice its licenses hereunder, including disclosure to potential sublicensees.  Such PARTY shall bind these persons, entities, contractors and potential sublicensees, other than any governmental agency, by confidentiality obligations similar to the ones contained in this Section 15.  Each PARTY shall [**] the other PARTY [**] Confidential Information [**], and such PARTY [**], and, [**], the other PARTY [**].

16.          TERM

16.1         This AGREEMENT becomes effective on the EFFECTIVE DATE and, subject to earlier termination under Section 17, shall remain in full force until expiration of all ROYALTY TERMS.  On a country-by-country, product-by-product basis, for the period commencing upon expiration of the applicable ROYALTY TERM and ending on the second anniversary date of such expiration, GENAISSANCE shall have an exclusive license under the MERCK KGAA KNOW-HOW, RESULTING IP, RESULTING IP PATENTS and VILAZODONE MANUFACTURING TECHNOLOGY to make, use and sell PRODUCTS, THERANOSTIC PRODUCTS and DIAGNOSTIC PRODUCTS as long as GENAISSANCE pays to MERCK a know-how royalty at a royalty rate equal to [**] percent ([**]%) of the last royalty rate payable in the immediately preceding ROYALTY TERM, but not less than a royalty of [**] percent of NET SALES.  After the second anniversary date of such expiration, or upon earlier notification by GENAISSANCE to MERCK that it is terminating such exclusive license, each PARTY shall have the non-exclusive right, including the right to sub-license, to use the MERCK KGAA KNOW-HOW, RESULTING IP, RESULTING IP PATENTS and VILAZODONE MANUFACTURING TECHNOLOGY to make, have made, use have used, sell or have sold the PRODUCTS and the obligation to make royalty payment as set forth in the preceding sentence ends simultaneously.

17.          TERMINATION

17.1         Termination for breach.  If either PARTY is in breach or default of any of its material obligations hereof (which includes GENAISSANCE’s obligations under Sections 4.1 and 4.5) or a material breach of a representation or warranty and does not reasonably remedy such breach or default within sixty (60) days after receipt of notice from the other PARTY of such breach or default, the other PARTY may either:

(a) terminate this AGREEMENT by a notice to the PARTY in breach or default or

(b) the non-breaching PARTY may terminate the licenses and other rights granted to the breaching Party under this AGREEMENT; and the breaching Party shall grant the non-breaching Party the right to exercise the licenses and other rights granted to it under this AGREEMENT, subject to the terms and conditions of this AGREEMENT, including any obligation to pay milestone payments or royalties.

In either case, such termination shall be effective thirty (30) days after delivery of written notice from the non-breaching PARTY of its intent to so terminate following the cure period.  In the event that the breaching PARTY should wish to dispute the exercise of the other PARTY’s rights under this Section 17.1, then during such sixty (60) day period, the breaching PARTY must invoke the arbitration procedure described in Section 29.  Failure to invoke such rights by the breaching PARTY shall constitute a forfeit of the right to contest such termination.

17.2         Termination for commercial infeasibility.  If GENAISSANCE reasonably determines, based on the DISCOVERY STUDY or the results of clinical trials for the PRODUCTS or (despite GENAISSANCE’s exertion of the efforts required hereunder) obtaining unsatisfactory labelling, pricing, or reimbursement authorizations for the PRODUCTS or if GENAISSANCE otherwise determines, in the exercise of its reasonable judgment, that the patent, medical, scientific, technical, regulatory or commercial profile of the PRODUCT does not justify continued development or commercialization, that no PRODUCT in the INDICATION can be developed or economically commercialized by it, GENAISSANCE shall have the right to terminate this AGREEMENT in its entirety upon ninety (90) days written notice to the MERCK KGAA.

17.3         Termination of license to contested patents.  If during the term of this AGREEMENT, either PARTY or its AFFILIATES, or any other party related to such PARTY or acting under its authority or sublicensees, for its benefit or with its support, challenges the validity of any of the MERCK KGAA PATENTS or RESULTING IP PATENTS in any forum (including a court, a patent office, or an arbitral tribunal, and whether in the form of petitions for declaratory relief, claims, counterclaims, defenses, interferences, petitions for re-examination, oppositions, or otherwise), then the other PARTY shall be entitled to terminate this AGREEMENT immediately to the extent applicable to such MERCK KGAA PATENT and RESULTING IP PATENTS and the use or application of any MERCK KGAA KNOW-HOW to support making, using or selling any PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT within the scope of the claims of such MERCK KGAA PATENT or RESULTING IP PATENT.

17.4         Insolvency.  Each PARTY shall have the right to terminate this AGREEMENT for cause for any of the following reasons:

a)         Insolvency of the other PARTY;

b)         Appointment of a trustee or receiver with respect to all any material part of the assets of the other PARTY; or

c)         Filing of application for bankruptcy, composition, liquidation, public auction, or any other similar procedure in respect of the other PARTY or its assets if, in the case of filing made without the other PARTY’s consent, such application is not dismissed within ninety (90) days after filing.

17.5         CHANGE OF CONTROL.  In the event of a CHANGE OF CONTROL of a PARTY, the other PARTY shall have, in addition to its other rights provided in this AGREEMENT, the right to terminate this AGREEMENT if the surviving PARTY does not acknowledge compliance with this AGREEMENT upon request of the other PARTY and such other PARTY can reasonably object to the ability or willingness of the PARTY subject to the CHANGE OF CONTROL to perform such PARTY’s obligations under this AGREEMENT following the CHANGE OF CONTROL.  Promptly following public notice of any proposed CHANGE OF CONTROL of a PARTY, it shall discuss such proposed change with, and consider the reasonable concerns expressed by the other PARTY to protect each PARTY’s interests in the PRODUCT and assure, in the case of a CHANGE OF CONTROL involving GENAISSANCE, that its obligations to use COMMERCIALLY REASONABLE EFFORTS are not diminished as a result thereof.

18.          OBLIGATIONS ON TERMINATION

18.1         Return of materials.  Immediately following the valid termination of this AGREEMENT for any reason, GENAISSANCE and its AFFILIATES and/or sublicensees shall cease any and all use of the MERCK KGAA PATENTS, MERCK KGAA KNOW-HOW and VILAZODONE MANUFACTURING TECHNOLOGY, and all related documentation, and all other information and materials including all documents, raw data, files, study protocols and results, remaining clinical supply of VILAZODONE provided by MERCK KGAA to GENAISSANCE (not to include VILAZODONE provided pursuant to a separate supply agreement), and GENAISSANCE shall return all of the foregoing items and materials to MERCK KGAA within [**] of such termination at no cost to MERCK KGAA.  Furthermore, GENAISSANCE shall supply to MERCK KGAA all raw data and results from all studies conducted pursuant to any DEVELOPMENT PLAN in the form such data and results are in as of the date of termination, including any available reports of such data or results.

18.2         Post-reversion license.

18.2.1      Licenses to MERCK KGAA to the PRODUCT.  If MERCK KGAA terminates this AGREEMENT according to Section 17.1, or if the rights to VILAZODONE or the PRODUCT revert to MERCK KGAA in accordance with Sections 3.6, 3.7 or 4.2, GENAISSANCE shall grant to MERCK KGAA and its AFFILIATES, a perpetual, transferable, worldwide, royalty-free, exclusive (subject to applicable laws) license (with right to sublicense) to make, use, sell, and import PRODUCTS under GENAISSANCE’s interest in all RESULTING IP and RESULTING IP PATENTS.  Except in respect of RESULTING IP and RESULTING IP PATENTS, GENAISSANCE’s licenses to the MERCK KGAA PATENTS, the MERCK KGAA KNOW-HOW and the VILAZODONE MANUFACTURING TECHNOLOGY shall terminate and GENAISSANCE shall transfer rights in any IND and all data and documents relating to the PRODUCT to MERCK KGAA within [**] of such reversion or termination.

18.2.2      DIAGNOSTIC PRODUCT Rights.  Notwithstanding the provisions of Section 18.2.1 and subject to Section 18.6, MERCK KGAA’s grant to GENAISSANCE of the exclusive right to use the RESULTING IP for DIAGNOSTIC PRODUCTS shall survive such reversion or termination.

18.2.3      THERANOSTIC PRODUCT Rights. If the rights to VILAZODONE and the PRODUCT revert to MERCK KGAA as set forth in Section 18.2.1, then GENAISSANCE will grant back to MERCK KGAA a fully paid exclusive (subject to applicable laws) right and license to use the RESULTING IP for the research, development, marketing and sale of THERANOSTIC PRODUCTs.  If thereafter, MERCK KGAA decides to market the PRODUCT in conjunction with a THERANOSTIC PRODUCT, GENAISSANCE shall have a right of first negotiation and right of first refusal to commercialise (including developing, marketing or selling) such THERANOSTIC PRODUCT in partnership with MERCK KGAA’s marketing of the PRODUCT. These rights shall operate according to the following procedure.  If MERCK KGAA decides to market the PRODUCT in conjunction with a THERANOSTIC PRODUCT, MERCK KGAA shall provide GENAISSANCE with written notice of such decision.  If GENAISSANCE notifies MERCK KGAA in writing within [**] of its receipt of such notice (“First Notice Period”) that it wishes to exercise its right of first negotiation, then the PARTIES shall negotiate in good faith for a period of up to [**] commencing with the date of GENAISSANCE’s notice (“Negotiation Period”), a commercially reasonable term sheet for partnering with MERCK KGAA to commercialise such THERANOSTIC PRODUCT.  During the First Notice Period and the Negotiation Period, MERCK KGAA shall not, directly or indirectly, solicit bids for such commercialisation.  MERCK KGAA shall be free to negotiate with THIRD PARTIES to provide such THERANOSTIC PRODUCT if (a) GENAISSANCE does not notify MERCK KGAA within the First Notice Period that it wishes to exercise its right of first negotiation or (b) the PARTIES do not agree on commercially reasonable terms within the Negotiation Period.  If the PARTIES conduct unsuccessful negotiations for such THERANOSTIC PRODUCT, and MERCK KGAA is subsequently prepared to accept terms and conditions from a THIRD PARTY for commercializing substantially the same THERANOSTIC PRODUCT, then prior to entering into an agreement with such THIRD PARTY, MERCK KGAA shall first submit to GENAISSANCE such terms and conditions and GENAISSANCE shall have the right, within [**] after receipt of such terms and conditions (“Second Notice Period”), to notify MERCK KGAA that GENAISSANCE elects to enter into an agreement with MERCK KGAA on equivalent terms and conditions, in which event the PARTIES shall enter into an agreement on such terms and conditions.  If GENAISSANCE does not notify MERCK KGAA within the Second

Notice Period that it wishes to enter into such agreement, then MERCK KGAA shall be free to enter into an agreement with the THIRD PARTY on such terms and conditions.

18.3         Payments made or due.  Except to the extent remedies are available to GENAISSANCE in respect of fraud or rescission, any payments by GENAISSANCE already made or due on or before the date of termination of this AGREEMENT shall be non-refundable and GENAISSANCE’s obligation to pay the same shall not be affected by such termination.

18.4         Post-term liability.  GENAISSANCE shall be liable to MERCK KGAA for all damages and all other available remedies for any unauthorized use or exploitation by GENAISSANCE or its AFFILIATES or sublicensees of the MERCK KGAA PATENTS, RESULTING IP, MERCK KGAA KNOW-HOW and VILAZODONE MANUFACTURING TECHNOLOGY after the date of the valid termination of this AGREEMENT.

18.5         No continuing use of Know-How.  GENAISSANCE and its AFFILIATES or sub-licensees shall not, following the termination of this AGREEMENT under Article 17, develop, manufacture, use or sell products, whether or not they are PRODUCTS or THERANOSTIC PRODUCTS, or services based on or use or application of any of the MERCK KGAA KNOW-HOW that remains confidential.

18.6         Survival.   All rights and obligations that by their nature are intended to survive expiration or termination of this AGREEMENT, including the provisions of Section 7 (Payments and Royalties), Section 15 (Confidentiality), Section 18.2 (Post-term license), Section 19 (Warranties and Disclaimers), Section 20 (Limitation of Liability), Section 21 (Indemnification and Insurance), and Section 29 (Dispute Resolution), shall survive any termination or expiration of this AGREEMENT.

19.          REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

19.1         Representations and Warranties of MERCK KGAA.  MERCK KGAA hereby represents and warrants as follows as of the EFFECTIVE DATE (or, in the case of the VILAZODONE MANUFACTURING TECHNOLOGY, the date of its transfer to GENAISSANCE):

19.1.1      The sale, manufacture or use of VILAZODONE and the PRODUCTS contemplated hereunder do not infringe any patent owned or controlled by MERCK KGAA or its AFFILIATES (other than the MERCK KGAA PATENTS licensed hereunder) and, to MERCK KGAA’s knowledge, (a) the sale and use of VILAZODONE and PRODUCTS does not infringe any existing valid and enforceable rights of any THIRD PARTY and (b) the manufacture of VILAZODONE using the starting materials, intermediates, solvents, reagents, and any ancillary materials set forth in the manufacturing instructions described in Section 1.50 (b) does not infringe any existing valid and enforceable rights of any THIRD PARTY.

19.1.2      MERCK KGAA owns or controls all the MERCK KGAA PATENTS, MERCK KGAA KNOW-HOW and VILAZODONE MANUFACTURING TECHNOLOGY, free and clear of any liens, licenses, obligations, transfer agreements, transfer restrictions, enforceable claims, royalties, reversionary rights or encumbrances whatsoever.  MERCK KGAA is unaware of any assertion or claim challenging the ownership, use, validity or enforceability of any of the MERCK KGAA PATENTS, MERCK KGAA KNOW-HOW or the ownership, validity or enforceability of the VILAZODONE MANUFACTURING TECHNOLOGY and, to MERCK KGAA’s knowledge, there is no basis for any such claim.  Any licenses associated with the MERCK KGAA PATENTS, MERCK KGAA KNOW-HOW and VILAZODONE MANUFACTURING TECHNOLOGY are valid and binding and are enforceable in accordance with their respective terms, and there are no material breaches or defaults thereunder.

19.1.3      MERCK KGAA is unaware of any infringement of the MERCK KGAA PATENTS by any THIRD PARTY.

19.1.4      Any data and information provided to GENAISSANCE by MERCK KGAA prior to the EFFECTIVE DATE relating to the pre-clinical studies and clinical studies of VILAZODONE and the PRODUCT accurately represent the underlying raw data in all material respects.  The data and information provided to GENAISSANCE or to be transferred hereunder includes all information and data relating to any pre-clinical or clinical study conducted by MERCK KGAA or any of its licensees, including GSK. MERCK KGAA has provided to, or made available for review by, GENAISSANCE all material reports and data collections containing information about adverse safety issues (including adverse drug experiences) related to VILAZODONE and the PRODUCT of which it has knowledge.

19.1.5      MERCK KGAA represents and warrants that the VILAZODONE MANUFACTURING TECHNOLOGY transferred to GENAISSANCE shall be all material know how and methods used by MERCK KGAA to manufacture VILAZODONE, and, to MERCK KGAA’s knowledge, the VILAZODONE MANUFACTURING TECHNOLOGY provided hereunder is sufficient to enable a reasonably experienced contract manufacturer to manufacture the VILAZODONE API.

19.1.6      MERCK KGAA represents and warrants that it has made all payments to past and present employees and contractors in respect of any MERCK KGAA PATENTS, MERCK KGAA KNOW-HOW and VILAZODONE MANUFACTURING TECHNOLOGY made prior to the EFFECTIVE DATE.

19.1.7      EXCEPT TO THE EXTENT PROVIDED HEREIN, MERCK KGAA DOES NOT WARRANT THE VALIDITY OF THE MERCK KGAA PATENTS, THE USEFULNESS OF THE MERCK KGAA KNOW-HOW, VILAZODONE MANUFACTURING TECHNOLOGY OR THE COMMERCIAL EXPLOITABILITY OR READINESS FOR PRODUCTION OF VILAZODONE OR ANY PRODUCT.

19.2         Representations and Warranties of GENAISSANCE.  GENAISSANCE hereby represents and warrants as follows as of the EFFECTIVE DATE:

19.2.1      To GENAISSANCE´s knowledge, the experiments and pharmacogenetic studies contemplated hereunder and specifically the use of the HAP™ Technology and the proprietary database (the HAP™ Database) of gene specific SNPs and haplotypes (HAP™ Markers) do not infringe any existing valid and enforceable right of any THIRD PARTY.

19.3         Representations and Warranties of both PARTIES.  Each or MERCK KGAA and GENAISSANCE hereby represent and warrants to the other PARTY that as of the EFFECTIVE DATE as follows:

19.3.1      It is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation.  It has the requisite legal and company power and authority to conduct its business as presently being conducted and as proposed to be conducted by it and is duly qualified to do business in those jurisdictions where its ownership of property or the conduct of its business requires.

19.3.2      It has all requisite legal and company power and authority to enter into this Agreement and to perform the services contemplated hereunder.  All company actions on its part, its boards of director or managers, or similar governing body and its equity holders necessary for (i) the authorization, execution, delivery and performance by it of this Agreement, and (ii) the consummation of the transactions contemplated hereby, have been duly taken.

19.3.3      EXCEPT TO THE EXTENT PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO THE MERCK KGAA PATENTS, THE MERCK KGAA KNOW-HOW, THE RESULTING IP, IMPROVEMENTS, VILAZODONE, THE PRODUCT, OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT.  EACH PARTY HEREBY DISCLAIMS ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

20.          LIMITATION OF LIABILITY

EXCEPT FOR BREACHES OF SECTION 15 (CONFIDENTIALITY), NEITHER PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER FROM THE PERFORMANCE OR BREACH OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION WILL NOT REDUCE OR AFFECT THE PARTIES’ INDEMNIFICATION OBLIGATIONS UNDER SECTION 12.7 OR SECTION 21. THE FOREGOING LIMITATIONS SHALL NOT AFFECT ANY LIABILITY OF A PARTY IN THE EVENT OF A PARTY’S WILFUL MISCONDUCT OR IN THE EVENT OF A LIABILITY ACCORDING TO THE GERMAN PRODUCT LIABILITY ACT OR THE GERMAN MEDICINAL PRODUCT ACT.

21.          INDEMNIFICATION AND INSURANCE

21.1         Indemnification.  Each PARTY shall indemnify and hold harmless the other PARTY and its AFFILIATES and the officers, directors, employees, agents, counsel, successors, and assigns thereof from and against any and all losses, claims, damages and liabilities (and all expenses associated therewith, including attorneys’ fees, experts’ fees, and other defense costs at all levels of proceedings and preparation) arising out of any breaches of any representation or warranty of such PARTY, or out of any activities of or for such PARTY or its AFFILIATES, distributors or contractors under or in connection with this AGREEMENT, including any production, testing, regulatory approvals (or failure to obtain regulatory approvals), promotion, sale, labelling, recall, or use of any PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT, including liabilities for personal injury or product liability, except to the extent such losses, claims, damages, and liabilities are the result of the negligence or intentional conduct of the Indemnitee (as hereinafter defined).

21.2         Indemnification procedures.  The person or entity (“the Indemnitee”) that intends to claim indemnification under this Section 21 shall promptly notify the PARTY required to indemnify hereunder (“the Indemnitor”) of any loss, liability, damage or expense, or any claim, demand, action or other proceeding with respect to which the Indemnitee intends to claim such indemnification.  The Indemnitor’s indemnity obligations under this Section 21 shall not apply to amounts paid in any settlement if effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.  The Indemnitor shall not settle or consent to an adverse judgment in any such claim, demand, action or other proceeding that adversely affects the rights or interests of any Indemnitee or imposes additional obligations on such Indemnitee, without the prior express written consent of such Indemnitee.  The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

21.3         Insurance.  During the term of this AGREEMENT and for a period of [**] after its termination or expiration, each PARTY shall obtain and maintain, respectively, at its sole cost and expense, product liability insurance in amounts, respectively, which are reasonable and customary in the pharmaceutical industry for companies of comparable size and activities at the respective place of business of each PARTY.  Such product liability insurance to be maintained by GENAISSANCE shall insure against all liability, including personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of any PRODUCT, THERANOSTIC PRODUCT or DIAGNOSTIC PRODUCT.  Such product liability insurance to be maintained by MERCK KGAA shall insure against all liability, including personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of any VILAZODONE supplied by it.  Each PARTY shall provide written proof of the existence of such insurance to the other PARTY upon request.

22.          RELATIONSHIP

This AGREEMENT shall not create any employer-employee relationship between the PARTIES, nor shall it be deemed to establish a joint venture or partnership between them.  Neither PARTY shall at any time enter into or incur, or hold itself out to THIRD PARTIES as having the authority to enter into or incur, on behalf of the other PARTY, any commitment, expense or liability whatsoever.  Nothing contained in this AGREEMENT shall be construed, by implication or otherwise, as an obligation incurred by either PARTY to enter into any further agreement with the other PARTY.

23.          ASSIGNMENT

23.1         This AGREEMENT shall be binding upon and inure to the benefit of the PARTIES and their respective successors and permitted assigns.  Neither party shall assign its rights and obligations hereunder unless:  (i) such assignment is to an AFFILIATE or sublicensee of GENAISSANCE and GENAISSANCE remains obligated for all its obligations hereunder, (ii) such assignment is to an AFFILIATE of MERCK KGAA and MERCK KGAA remains obligated for all its obligations hereunder or (iii) such assignment is in connection with the merger or sale of all or substantially all of the assets of a PARTY or relating to VILAZODONE or the PRODUCT, or (iii) such assignment is made with the prior written consent of the other PARTY, which consent shall not be unreasonably withheld or delayed.

23.2         The PARTIES hereby acknowledge that neither the use of contractors (following the exercise of the option in Section 2.5)  to make or package PRODUCTS for sale by

GENAISSANCE or its AFFILIATES nor the appointment of distributors or other resellers of PRODUCTS shall constitute the grant of sublicenses by GENAISSANCE.

24.          ENTIRE AGREEMENT

This AGREEMENT embodies the entire understanding between the PARTIES and supersedes any prior understandings and agreements between and among them respecting the subject matter hereof.  There are no implied licenses, representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this AGREEMENT which are not fully expressed herein.

25.          SEVERABILITY

Any of the provisions of this AGREEMENT that are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of this AGREEMENT in any other jurisdiction.

26.          WAIVER AND AMENDMENT

26.1         No waiver of this AGREEMENT or any of the provisions hereof, shall be valid unless made in writing and signed by a duly authorized representative of the PARTY sought to be bound thereby.  The waiver by either PARTY of any right hereunder or of a breach by the other PARTY shall not be deemed a waiver of any other right hereunder or of any other breach by said other PARTY whether of a similar nature or otherwise.

26.2         This AGREEMENT may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of both PARTIES.

27.          COUNTERPARTS

This AGREEMENT may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

28.          FORCE MAJEURE

Neither PARTY shall be liable to the other for a failure to perform any of its obligations under this AGREEMENT, except for payment obligations previously incurred, during any period in which such performance is delayed due to circumstances beyond its reasonable control, including labor difficulties of THIRD PARTIES, interruption of transit, delays in performance or supplies from its suppliers and subcontractors, acts of any government or government agency or GOVERNMENTAL AUTHORITY, acts, omissions or delays of the other party, delays in receiving any INDs or REGULATORY APPROVALS; provided such PARTY notifies the other of the delay and uses its reasonable best efforts to avoid or remove such causes of non-performance and continues performance with the utmost dispatch whenever such causes are removed.  When such circumstances arise, the PARTIES shall discuss what, if any, modification of the terms of this AGREEMENT may be required in order to arrive at an equitable solution.  If either PARTY, however, is unable to fulfil its obligations under this AGREEMENT due to such events, and such inability continues for a period of more than [**], then the other PARTY shall have the right to terminate this AGREEMENT by giving at least thirty (30) days prior notice of termination to the other PARTY.

29.          DISPUTE RESOLUTION

29.1         If a dispute arising out of or in connection with this AGREEMENT, including any question regarding its existence, validity or termination arises between the PARTIES relating to the interpretation or performance of this AGREEMENT or any other matter arising under this AGREEMENT, including the grounds for the termination hereof, the PARTIES agree to hold a meeting within [**] after notification by one PARTY to the other PARTY of such dispute expressly referring to this provision, attended by individuals from their respective senior management with decision-making authority, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies.

29.2         If, within [**] after such meeting, or, if such meeting does not occur, within [**] after the notification of the dispute, the PARTIES have not succeeded in resolving the dispute, such dispute, on the written request of one party delivered to the other party, shall be submitted to and settled by final and binding arbitration, in accordance with the Rules of the London Court of International Arbitration in effect on the date that a request for arbitration is filed, by three arbitrators.  The seat of arbitration shall be London, England and the language of the proceedings shall be English.  Judgment on the award of the arbitrators may be entered in any court having jurisdiction thereof.  Without prejudice to the foregoing, either PARTY may seek appropriate preliminary or interim equitable relief from a court of competent jurisdiction.

29.3         Each PARTY is required to continue to perform its obligations under this AGREEMENT pending final resolution of any such dispute.

30.          ATTORNEYS’ FEES

In any action or proceeding to enforce rights under this AGREEMENT, the prevailing party shall be entitled to recover its costs and attorneys’ fees.

31.          Governing Law

This AGREEMENT shall be exclusively governed by the laws of Germany, without giving regard to its conflict of law principles.  The United Nations Convention on the International Sale of Goods is not applicable.

32.          NOTICES

Any notice, request, approval or other document required or permitted to be given under this AGREEMENT shall be in writing and shall be deemed to have been given when delivered in person, or sent by overnight courier service, postage prepaid, or sent by certified or registered mail, return receipt requested, or by facsimile transmission, to the following addresses of the PARTIES and to the attention of the persons identified below (or to such other address, addresses or persons as may be specified from time to time in a written notice).  Any notices given pursuant to this AGREEMENT shall be deemed to have been given and delivered upon the earliest of (i) if sent by courier service, the date when received at the address set forth below as proven by a written receipt from the delivery service verifying delivery, or (ii) if sent by certified or registered mail, seven days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or (iii) if sent by facsimile transmission, the day when sent by facsimile as confirmed by automatic transmission report, or (iv) if delivered in person, the date of delivery to the address set forth below as proven by written signature of the recipient.

If to MERCK KGAA:

Merck KGaA

Frankfurter Strasse 250

64293 Darmstadt

Attn.: Business Development

with a cc: to:

Corporate Legal Department

If to GENAISSANCE:

Genaissance Pharmaceuticals, Inc.

Five Science Park

New Haven, CT 06511

USA

Attn.: CEO

with a cc: to:

Vice President, Medical Affairs

IN WITNESS WHEREOF, MERCK KGAA and GENAISSANCE have caused this AGREEMENT to be signed by their respective duly authorized officers.

New Haven,	September 22, 2004	Darmstadt, September 22, 2004

Genaissance Pharmaceuticals, Inc.		Merck KGaA

ppa.

By	/s/ Ben Kaplan	By	/s/ Dr. Inge Lues
	Ben Kaplan		Dr. Inge Lues
	CFO		Executive Vice President
Global Preclinical R&D

ppa.

		By	/s/ Klaus-Peter Brandis
Klaus-Peter Brandis
Head Corporate Legal Department

LIST OF SCHEDULES

Schedule 1:	EMD 68843

Schedule 2:	DEVELOPMENT PLAN

Schedule 3:	CLINICAL TRIAL SUPPLY AND PRODUCT SPECIFICATIONS

Schedule 4:	INDICATIONS

Schedule 5:	NECESSARY CONTENT OF MARKETING PLANS

Schedule 6:	MARKETING PLAN for initial INDICATION (to be attached later)

Schedule 7:	MERCK KGAA PATENTS

Schedule 8: PRE-EMPTIVE RIGHTS RIDER.

Schedule 9: REGISTRATION RIGHTS AGREEMENT

Schedule 1

EMD68843

Schedule 2

DEVELOPMENT PLAN for the initial INDICATION

The overall objective for the VILAZODONE DEVELOPMENT PLAN is to develop and achieve marketing approval of a new, dual mechanism of action therapeutic for the worldwide treatment of depression.  The PRODUCT will be indicated for patients who are diagnosed with [**] who may be genetically identified to be responsive to VILAZODONE treatment.  The DEVELOPMENT PLAN for the initial INDICATION of [**] includes discovery and validation of the marker(s) that genetically select a population of patients who are likely to respond to vilazodone.  The markers will be discovered in a prospective DISCOVERY STUDY.  Validation of these markers will be [**] DISCOVERY STUDY.  Efficacy of the PRODUCT will be established in two 8-week, [**].  The DEVELOPMENT PLAN also includes Sections for [**] and THERANOSTIC PRODUCT Development.  Initially, regulatory approval of [**].

I.              Prospective DISCOVERY STUDY

A.    Study Design

[**] Prospective DISCOVERY STUDY will be designed with the primary objective of demonstrating that vilazodone [**] to discover genetic markers that identify patients with a superior response to vilazodone [**].  This trial will be [**].  Patients will be [**].  The patients [**] vilazodone will have the [**].  To maximize the likelihood of patients remaining in the study, those who experience tolerance issues will [**].  The [**].

1)  Genetic Marker Discovery

For genetic marker discovery, enrollment of [**] vilazodone treated patients yields [**] power at the [**] in order to obtain [**].  For purposes of discovering genetic markers, an [**].

To discover genetic markers associated with VILAZODONE response, 100-200 candidate genes will be selected based on the mechanism of action of VILAZODONE and metabolism of the drug.  Genes with known or hypothesized involvement in depression and response to treatment of depression will also be selected.  SNPs will be selected from GENAISSANCE’s HAPTM Database or, if the SNPs have not yet been discovered, SNPs will be discovered at GENAISSANCE.  For the vast majority of selected SNPs, assays will be designed and validated [**].  For a small subset of SNPs, genotyping may be performed using [**].  DNA samples from vilazodone treated patients will be genotyped for the selected SNPs and the genotype information will be used to correlate genetic variability with response to vilazodone.  For the analysis, the change in [**] will be considered [**] will be considered and an analysis of covariance (ANCOVA) will be used, with appropriate adjustments, which may include [**] tests will be conducted to [**].  If correlations are discovered, [**].  The [**].

2)     Primary Objective

For the primary endpoint, a sample size of [**] based on [**] power, and an effect size of [**].  A sample of [**] patients [**] in the primary analysis.

The statistical analysis for the primary objective will be an analysis of variance (ANOVA), [**].  Vilazodone [**]

To finalize the clinical trial protocol, GENAISSANCE will employ opinion leaders in depression and in the genetics and pharmacogenetics of depression.

B.    Clinical Trial Operations

We anticipate the [**] subjects to be enrolled in approximately [**] at approximately [**] sites in [**].  GENAISSANCE will contract with a mid-sized CRO with experience in depression to conduct the clinical trial.  In addition, GENAISSANCE will hire a medical director, whose main responsibility will be oversight of clinical trial conduct.

We will make efforts to manage the placebo response rate.  Rater training will occur during the [**] and will be conducted by an experienced, well-regarded rater.  Site selection will be based on recommendations from consultants and key opinion leaders, with a major consideration being [**].  Another major consideration will be [**].  Recruiting by [**].  In addition, we [**] in the operations of the clinical trial.

Retrospective DISCOVERY STUDY

GENAISSANCE may re-enroll subjects from the phase II trials conducted by MERCK KGAA and GSK in a retrospective DISCOVERY STUDY.  For this retrospective DISCOVERY STUDY , [**] who was enrolled in any of the five previous phase II vilazodone trials [**].  IRB approval will be obtained for the protocol and the clinical sites.  Patient blood samples will be shipped to GENAISSANCE’s North Carolina facility, where DNA will be isolated and stored under GLP compliant conditions.  The Case Report Form collection and study database will be managed by GENAISSANCE.

GENAISSANCE will determine [**] retrospective DISCOVERY STUDY.  The objectives being considered for this Retrospective DISCOVERY STUDY are as follows: 1) to discover vilazodone response markers on 100 — 200 genes 2) [**].

If the samples collected in the Retrospective Discovery Study are used to discover vilazodone response markers, GENAISSANCE will [**] VILAZODONE response [**] of treatment in patients taking vilazodone.  When [**] vilazodone-treated subjects with efficacy measurements at [**] have been enrolled, they will be genotyped for 100-200 candidate genes.  This number of subjects provides [**] power to [**].  The 100-200 candidate genes and their SNPs will be selected as described in Section I above.  The appropriate DNA samples will be genotyped for the selected SNPs and the genotype information will be used to correlate genetic variability with response to vilazodone.  For the analysis, the change in [**] will be considered [**] will be considered and an analysis of covariance (ANCOVA) will be used, with adjustments for [**] tests will be conducted to [**] in each gene.  If correlations are discovered, [**] will be genotyped to assess [**].  If correlations are discovered, [**] will be genotyped to assess [**].   The [**] will [**] to assess the marker(s)’ [**].

Alternatively, the samples collected [**] described above.  This [**] will be conducted on [**] vilazodone treated subjects [**].  The analysis will consist of the [**] statistical analysis [**] the marker(s) discovered [**] will be examined and [**].

A decision [**] the Retrospective DISCOVERY STUDY will be made [**].  For the [**], we will [**] to determine [**] and [**] participate in the Retrospective DISCOVERY STUDY.  The process for assessing the [**] is as follows:

[**]

The decision [**] will be [**].  This decision will be [**].  In [**], the results of the Retrospective DISCOVERY STUDY will not affect the decision to conduct the Prospective DISCOVERY STUDY.

II.            THERANOSTIC PRODUCT Development

GENAISSANCE may partner with a diagnostic company for development of a THERANOSTIC PRODUCT to detect marker(s) validated in the DISCOVERY STUDY on a validated platform.  Target partnering companies include, but are not limited to, Bayer Diagnostics, BD, and [**].  The THERANOSTIC PRODUCT that may be used in combination with vilazodone as a therapy for depression will be validated on the selected platform.  FDA approval of this THERANOSTIC PRODUCT is anticipated to be in parallel with that of the PRODUCT.

III.           Regulatory Strategy

An FDA Meeting will be requested for [**].  The request will be submitted to [**] with the [**] that this [**] for the [**] clinical development plan.   [**] will be discussed with the FDA: the clinical development plan, [**].  Following successful [**] will be [**] will be [**] and the [**].

IV.           Additional Clinical Development

A.    Phase II/III

In the sense of this AGREEMENT, the first of these trials shall be considered a PHASE II CLINICAL TRIAL [**], and the second of these trials shall be considered a PHASE III CLINICAL TRIAL. We anticipate completing at least 2 placebo controlled, double blind Phase II/III trials with appropriate evaluations of safety.  We [**] to determine [**] and [**] that has [**].  The design of the PHASE III CLINICAL TRIAL(S) will be dependent upon the results of the [**].

B.    [**] Trials

The [**] trials [**] and [**].   These trials [**] and [**].

C.    [**] Studies

[**], GENAISSANCE will [**] assess [**] in [**].

D.    Drug Supply

There is expected to be sufficient API available from MERCK KGAA to use in performing the the PHASE II and PHASE III CLINICAL TRIALS for the initial INDICATION, as well as [**] Trials.  GENAISSANCE will evaluate and select a CRO to produce the PRODUCT for these trials [**].  For the commercial supply, assuming that GENAISSANCE has exercised its option pursuant to Section 2.5, GENAISSANCE will evaluate and [**] and [**].  Production of the API will begin with sufficient time to [**].

E.     Development Outside the US

GENAISSANCE will begin discussions with a European regulatory consultant [**] after the EFFECTIVE DATE.  The detailed design of the Prospective DISCOVERY STUDY may be modified following these discussions.

After discovery of genetic markers associated with response to vilazodone, GENAISSANCE will determine the [**] of the marker(s) [**].  Based on these results, GNSC will determine [**] development for [**].

Major Milestone Events

Prospective DISCOVERY STUDY

First Patient First Visit:  [**] 2005

Final Report:  [**]

Retrospective DISCOVERY STUDY

[**]

PHASE II/III CLINICAL TRIALS

First Patient First Visit:  [**] 2007

Final Report for PHASE III CLINICAL TRIAL(S):  [**]

Submission of NDA and PMA/510(k) for THERANOSTIC PRODUCT:  [**] 2010

Approval of NDA and/or PMA/510(k) for THERANOSTIC PRODUCT:  [**] 2011

Launch in the US:  [**] 2011

Schedule 3

Clinical Trial Supply and PRODUCT Specifications

MERCK KGAA will provide [**].  The [**] is [**].  The [**] is [**] on [**].  GENAISSANCE will be responsible for [**]and packaging the clinical supply of [**] EMD68843 [**] supplied by MERCK KGAA.  GENAISSANCE is in the process of [**].  The [**].  The packaging of the clinical trial supply will be [**].  MERCK KGAA will [**] and will provide [**] for the final clinical supply of [**] vilazodone [**] in accordance with the [**] shown in Table 1.  GENAISSANCE will provide MERCK KGAA with [**].  MERCK KGAA will [**].  If the [**]

Table 1         [**]

[**]	[**]
	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]	[**]	[**]
[**]

The current specifications for drug substance and drug product [**] are attached as Schedule 3A and Schedule 3B, respectively.  The may be revised from time to time, if appropriate.

Schedule 3A

MERCK

EMD 68 843           Monograph:  EMD 68 843

Specifications

Description:	[**]

Identification:

-[**]

Assay:

-[**]

Impurities:

[**]

MERCK

EMD 68 843           Monograph:  EMD 68 843

Residual Solvents by GC:

-[**]

Water Content:

-[**]

Inorganic impurities:

-[**]

Schedule 3B

MERCK KgaA

Spezifikation Für Die Freigabe

EMD 68 843 Vilazodon [**]

MERCK KgaA

Spezifikation Für Die Freigabe

EMD 68 843 Vilazodon [**]

MERCK KgaA

Spezifikation Für Die Freigabe

EMD 68 843 Vilazodon [**]

MERCK KgaA

Spezifikation Für Die Freigabe

EMD 68 843 Vilazodon [**]

MERCK KgaA

Spezifikation Für Die Freigabe

EMD 68 843 Vilazodon [**]

Schedule 4

INDICATIONS

Depressive Disorder, including but not limited to:

•      Minor Depressive Disorder

•      Recurrent brief depressive disorder

•      Major Depressive Disorder

•      Dysthymic Disorder

•      Adjustment Disorder With Depressed Mood

•      Adjustment Disorder With Mixed Anxiety and Depressed Mood

•      Premenstrual dysphoric disorder

•      Postpsychotic depressive disorder of Schizophrenia

Anxiety Disorder, including but not limited to:

•      Panic Disorder

•      Agoraphobia

•      Specific Phobia

•      Social Anxiety Disorder

•      Obsessive-Compulsive Disorder

•      Posttraumatic Stress Disorder

•      Acute Stress Disorder

•      Generalized Anxiety Disorder

Schedule 5

Necessary Content of MARKETING PLANS

MARKET

• target population

• INDICATION market overview

• vilazodone market definition

• sales potential

• competitive environment

PRODUCT

• labeling

• presentation

• pricing

• branding

• SWOT

STRATEGY

• Strategic objectives

• regulatory strategy

• Marketing & Commercial Strategy incl. distribution

• positioning & key messages

• Key success factors & key issues

• Key opinion leader development

• Lifecycle Management strategy

TACTICS (Operating plan)

• Plan of action for next year

FINANCIALS

• unit planning

• sales planning [**] years

(• marketing & selling expenses (incl. sales force))

Schedule 6

(To be attached in accordance with Section 1.27)

Schedule 7

Vilazodone Patent Rights (updated [**])

1.             Basic Patent (our ref.: P 4333254, priority Sept. 30,1993)

Country	Publication no.	Date of grant
AU (Australia)	AU 679774	10.30.97
BR (Brazil)	BR 1100891	06.06.00
CA (Canada)	CA 2133152*
CL (Chile)	CL 040399	03.13.00
CN (China)	CN 058268	07.07.00
CZ (Czech republic)	CZ 94-2370*	04.02.04
EP (Europe)	EP/ES 0648767	05.28.97
HU (Hungary)	HU 218918	10.04.00
JP (Japan)	JP 95-149762
KR (Republic of Korea)	KR 341190	05.06.02
MX (Mexico)	MX 192651	07.15.99
NO (Norway)	NO 306948	01.17.00
PL (Poland)	PL 178137	09.03.99
RU (Russian federation)	RU 2132848	07.10.99
SE (Sweden)	SE 94114798	05.28.97
SK (Slovakia)	SK 281793	04.26.01
TW (Taiwan)	TW 089183	12.26.97
UA (Ukraine)	UA 034449	03.15.01
US (United States of America)	US 5532241	07.02.96
ZA (South Africa)	ZA 94-7622	07.26.95

* indicates the filing no.

2.             Intermediates (our ref.: P 9514567, priority Apr. 20,1995)

Country	Publication no.	Date of grant
AU	AU 704495	07.29.99
CA	CA 2174494*
CL	CL 040124	09.07.99
CN	CN 1140171
CZ	CZ 96-1131*
EP	EP 0738722	25.06.03
HU	HU 9601033
JP	JP 96-291161
KR	KR 96-37673
[**]	[**]
NO	NO 19961579*
[**]	[**]
RU	RU 2159238	11.20.00
SK	SK PV 0486-1996S*
SK (Divisional)	SK PV 0117-2003S*
TW	TW 095622	11.03.98
UA	UA 45958	15.05.02
US	US 5723614	03.03.98
US	US 5977112	11.02.99
ZA	ZA 96-3155	12.31.96

* indicates the filing no.

3.             Process (our ref.: P 9858340, priority Dec. 17, 1998)

Country	filing no.	Date of grant
AR (Argentina)	AR 021901*
AU	19689/00	11.06.03
BR	9916187.7
CA	2355138
[**]	[**]
CN	1330635A*
CZ	PV 2001-2118
EP	1140824*
HK	1043363A*	05.19.04
HU	P 0104957*
ID	W00200101416
[**]	[**]
JP	P 2002-532469A*
[**]	[**]
[**]	[**]
[**]	[**]
NO	20012963
PH (Philippines)	14*
[**]	[**]
PL	348060
[**]	[**]
SG	81612*	31.07.2003
SK	PV 0812-2001S
TH (Thailand)	TH 042665*
[**]	[**]
[**]	[**]
US	6,509,475*	21.01.2003
WO	WO 00-35872*
VN	1-2001-00677	02.06.04
ZA	2001/5841*	24.12.2002

* indicates the Publication no.

4.             Novel use (our ref.: P 0099214, priority May 27,1999)

Country	filing no.	Date of grant
AR	AR 024112*
AU	50663/00
BR	PI 0010948.7
CA	2,372,668
[**]	[**]
CN	1361692A*
CZ	01-4226
EP	1185272*	04.07.04
HK	1048444A*
HU	P 0201275*
[**]	[**]
IL	146707
[**]	[**]
JP	P 2003-500441A*
[**]	[**]
[**]	[**]
[**]	[**]
NO	20015746
PH (Philippines)	3*
PK (Pakistan)	PK 00-0459
PL	352373
[**]	[**]
[**]	[**]
SK	PV 1646-2001S
TH (Thailand)	TH 057853*
TR	2001/03361
TW	NI-171358*	03.06.2003
[**]	[**]
[**]	[**]
WO	WO 00-72832*
VN	0172*
ZA	00/7283*	09.23.03

*indicates the Publication no.

5.             Intermediates (our ref.: P 9932314, priority July 10,1999)

Country	filing no.	Date of grant
AR	AR 024691*
AU	62665/00	02.19.04
BR	PI 0012329-3
CA	2,378,603
[**]	[**]
CN	1356996A*
CZ	PV 2002-0011
EP	1194426*
HK	1047275A*
HU	P 0201903*
[**]	[**]
IL	147494
[**]	[**]
JP	P 2003-504364A*
KR	2002-0016815*
MX	PA/a/2002000316*
[**]	[**]
NO	2002 0095
PH (Philippines)	5*
[**]	[**]
PL	353157
[**]	[**]
SG	200200186.5	01.30.04
SK	PV 0006-2002S
TH (Thailand)	TH 45895*
TR	2002/00017
UA	2002022055/M
US	6,531,503*	11.03.2003
WO	WO 01-04112*
VN	0173*
ZA	2002/1085*	30.07.2003

*indicates the Publication no.

6.             2nd med. Use (our ref.: P 100D103, priority Nov. 20, 2000)

Country	filing no.
AR	AR 031436*
AU	2002221803
BR	1709*
CA	2,429,216
[**]	[**]
[**]	[**]
CZ	PV 2003-1448
EP	1225716*
HU	P0400504*
[**]	[**]
[**]	[**]
JP	P2004-513916A*
KR	2003-0048477*
[**]	[**]
[**]	[**]
NO	20032248
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
SK	PV 0644-2003S
[**]	[**]
[**]	[**]
US	2004-0014771*
VN	8463*
WO	02/39989*
[**]	[**]

*indicates the Publication no.

7.             2nd med. use (our ref.: P 100D085, priority Nov. 14, 2000)

Country	filing no.
AR	AR 031335*
AU	2002215027
BR	1704*
CA	2428511
[**]	[**]
CN	1474091A*
CZ	PV 2003-1433
EP	1333832*
HU	P 0302751*
JP	P2004-513924A*
KR	2003-0059244*
[**]	[**]
[**]	[**]
NO	2003 2148
[**]	[**]
[**]	[**]
PL	P 360310*
[**]	[**]
[**]	[**]
SK	PV0638-2003S
[**]	[**]
[**]	[**]
US	2004-0082594*
WO	02/40024*
[**]	[**]

*indicates the Publication no.

8.             Intermediates (our ref.: P 9958496, priority Dec. 4,1999)

Country	filing no.
AR	AR 026677*
AU	28382/01
BR	1649*
CA	2,393,183
[**]	[**]
CN	1407981A*
CZ	PV 2002-1822
EP	1233961*
HK	1053471A*’
HU	P 0203800*
[**]	[**]
IL	149974
[**]	[**]
JP	P 2003-515605A*
KR	2002-0062313*
[**]	[**]
[**]	[**]
NO	20022620
PH (Philippines)	8*
[**]	[**]
PL	P 355227
[**]	[**]
[**]	[**]
SK	PV 0745-2002
TH (Thailand)	TH 50758*
[**]	[**]
[**]	[**]
US	2003-0125558*
WO	WO 01-40219*
[**]	[**]
ZA	2002/5326

*indicates the Publication no.

9.             Polymorphic forms (our ref.: P 101B148, priority June. 19,2001)

Country	filing no.
AR	AR 034595*
[**]	[**]
BR	PI0210495-4
CA	2,451,028
CL	1333/2002*
[**]	[**]
CO	073*
CZ	PV2004-26
[**]	[**]
EE	P20040019
EP	1397357*
HU	P0400236*
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
SK	PV 0016-2004S
[**]	[**]
[**]	[**]
US	10,481,270
WO	02/102794*
[**]	[**]

*indicates the Publication no.

Schedule 8

Pre-emptive Rights Rider

(a) Except with respect to Excluded Issuances (as defined below in Section (d) of this Schedule 8) and except as provided below in Section (f) of this Schedule 8, if GENAISSANCE proposes to offer and sell any shares of its common stock, $0.001 par value per share (“Common Stock”), GENAISSANCE shall first offer to sell to MERCK (together with its Affiliates, the “Holder”) a portion of such shares of Common Stock (the “Offered Amount”).  The number of shares constituting the Offered Amount will be determined by multiplying

(i) the number of shares of Common Stock GENAISSANCE proposes to issue; times

(ii) the quotient determined by dividing (A) the number of shares of Common Stock issued to the Holder pursuant to Section 2.5, 7.1, 7.2 or 7.8 hereof and then held by the Holder by (B) the number of shares of Common Stock then outstanding (calculated on a fully diluted basis, i.e., assuming the exercise of all securities exercisable into Common Stock and the conversion of all securities convertible into Common Stock).

GENAISSANCE shall offer to sell the Offered Amount by means of written notice (each a “Proposal Notice”) delivered to the Holder in accordance with Section 32 hereof as soon as GENAISSANCE intends to offer and sell any shares of its Common Stock, but at least five (5) working days prior to the proposed issuance.  Such Proposal Notice shall set forth the Offered Amount and, in reasonable detail, the purchase price and other terms upon which the shares of Common Stock are proposed to be issued.  During the 3-day period following delivery of the Proposal Notice (the “Offer Period”), the Holder shall be entitled to purchase the Offered Amount at the most favorable price and on the most favorable terms as the Common Stock are offered to any other party.

(b)           In order to exercise its purchase rights hereunder, within three (3) days after delivery of the Proposal Notice by GENAISSANCE, the Holder must deliver a written notice (the “Notice of Acceptance”) to GENAISSANCE describing the Holder’s election to purchase some or all of the Offered Amount; provided, that any such election may be subject to the consummation of the sale of the Common Stock and other rights described in the Proposal Notice on the terms set forth therein.

(c)           GENAISSANCE shall be entitled to sell any or all of the Offered Amount as to which the Holder does not provide a Notice of Acceptance (the “Refused Shares”); provided, that such Refused Shares may only be sold during the ninety (90) days following the expiration of the Offer Period and only upon terms and conditions that are not more favorable, in the aggregate, to the purchasers thereof than those offered to the Holder.  Any Refused Shares not offered or sold by GENAISSANCE to any party after such 90-day period must be reoffered to the Holder pursuant to the terms of Section (a) of this Schedule 8.

(d)           For purposes of the foregoing, “Excluded Issuances” means:

(i)            issuances to employees, officers, directors and consultants of GENAISSANCE of options to acquire shares of Common Stock, restricted stock or other stock awards under any equity incentive or restricted stock plan or plans currently existing or as amended or approved hereafter by the Board of Directors of GENAISSANCE,

(ii)           the issuance of shares of Common Stock upon exercise of stock options currently outstanding as well as the options referred to in Section (d)(i) of this Schedule 8 in accordance with their respective terms,

(iii)          issuances of Common Stock or other securities of GENAISSANCE upon conversion or exchange of any shares of series A preferred stock, $0.001 par value per share, of GENAISSANCE or of any securities issued directly or indirectly upon conversion or exchange thereof, in each case in accordance with the Certificate of Incorporation of GENAISSANCE,

(iv)          the issuance of shares of securities pursuant to the respective terms of warrants outstanding on the EFFECTIVE DATE and listed in the attachment hereto,

(v)           the issuance of securities of GENAISSANCE or any of its successors issued as dividends or as a result of stock splits and similar reclassifications,

(vi)          the issuance of securities of GENAISSANCE in connection with the (i) acquisitions of any business, patents, patent rights, intellectual property rights, products, product candidates or technology (including by way of license), (ii) secured debt financings or (iii) equipment lease financings,

(vii)         the issuance of securities of GENAISSANCE in a public offering pursuant to an effective registration statement and

(viii)        any other issuance of securities of GENAISSANCE if and to the extent that the Holder has waived in writing the provisions of Section a of this Schedule 8 in respect thereof.

(e)           Notwithstanding the foregoing, an issuance of Common Stock by Genaissance which would otherwise qualify as an Excluded Issuance pursuant to Section (d) of this Schedule 8 shall not be deemed an Excluded Issuance if Genaissance has made such issuance (i) primarily for the purpose of decreasing MERCK’s ownership of Common Stock below the Threshold (as defined below in Section (f)(ii) of this Schedule 8) or (ii) without an independent business purpose therefor.

(f)            Notwithstanding the foregoing, the pre-emptive rights granted to any Holder pursuant to Section (a) of this Schedule 8] shall only apply to the extent that

(i)            MERCK is entitled to be issued shares pursuant to Sections 2.5, 7.1, 7.2 or 7.8 hereof and is otherwise in material compliance with terms of this AGREEMENT; and

(ii)           MERCK holds no less than five percent (5%) of the then-outstanding shares of Common Stock of GENAISSANCE (calculated on a fully diluted basis, i.e., assuming the exercise of all securities exercisable into Common Stock and the conversion of all securities convertible into Common Stock) (the “Threshold”).

Listing of Warrants Outstanding on Effective Date

GENAISSANCE PHARMACEUTICALS, INC.

Analysis of outstanding warrants:

Genaissance Pharmaceuticals, Inc

Common Stock warrants

Granted	Date	Number	Exercise	Expiration	Outstanding	Exercised	Cancelled	Granted	Outstanding
To	Granted	Granted	Price	Date	at 12/31/03	in 2004	in 2004	in 2004	8/31/2004

Transamerica	4/30/1999	50,000	$4.00	4/30/2006	50,000				50,000

Legg Mason	3/8/2000	400,000	$6.05	3/7/2005	400,000				400,000

Dresdner Klienwort Benson	11/23/1999	3,273	$5.50	11/23/2004	3,272				3,272

Merifin	11/23/1999	1,636	$5.50	11/23/2004	1,636				1,636
International BM Biomedicine
Reissued in August 2003 to Biomedicine L.P.	11/23/1999	5,455	$5.50	11/23/2004	5,455				5,455

Winchester Capital	11/23/1999	545	$5.50	11/23/2004	546				546

Finova	2/25/2000	7,091	$5.50	2/25/2005	7,091				7,091

Finova	3/8/2000	14,545	$5.50	3/8/2005	14,545				14,545

Finova (was originally issued for 41,667)	5/31/2000	18,462	$16.25	5/31/2005	18,462				18,462

Legg Mason	5/15/2003	65,000	$2.00	5/15/2008	65,000				65,000

Joseph Klein (Gauss Capital)	5/15/2003	10,000	$2.00	5/15/2008	10,000				10,000

Ritchie Long/ Short Trading LTD	6/30/2004	261,500	$4.17	6/30/2009				261,500	261,500

TOTAL					576,007	0	0	0	837,507

Schedule 9

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of September __, 2004, by and between Genaissance Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Merck KGaA, a company organized under the laws of Germany (the “Investor”).

WHEREAS, on April 29, 2004, the Company issued to the Investor 84,159 shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (the “LOI Shares”) pursuant to the terms of a letter of intent dated as of April 29, 2004, by and between the Company and the Investor (the “LOI”);

WHEREAS, pursuant to the terms of the LOI and the term sheet regarding pharmacogenetics collaboration between the Company and the Investor attached thereto, the Company and the Investor are currently negotiating the terms of a license and development agreement (the “License Agreement”);

WHEREAS, the parties hereto currently contemplate the issuance by the Company to the Investor of additional shares of Common Stock upon the satisfaction of certain conditions, as specified in greater detail in the License Agreement (the “License Agreement Shares”);

WHEREAS, pursuant to the terms of, and in partial consideration for the Investor’s agreement to enter into, the LOI, the Company has agreed to enter into this Agreement to provide the Investor with certain registration rights, as well as certain other related rights and remedies set forth in this Agreement with respect to the Shares upon the satisfaction of certain conditions contained herein;

WHEREAS, prior to the date hereof, the Company has entered into the following agreements which provide for certain registration rights: (i) Second Amended and Restated Registration Rights Agreement dated as of March 10, 2000 by and between the Company and the persons and entities listed on the signature pages thereto (the “Series A Registration Rights Agreement”); (ii) Amended and Restated Registration Rights Agreement dated as of March 10, 2000 by and between the Company and the persons and entities listed on the signature pages thereto (the “Series B Registration Rights Agreement”); (iii) Registration Rights Agreement dated as of March 10,

2000 by and between the Company and the persons and entities listed on the signature pages thereto (the “Series C Registration Rights Agreement”); and (iv) Stock Subscription Warrant dated as of April 30, 1999 issued by the Company to TBCC Funding Trust II (the “TBCC Warrant” and collectively with the Series A Registration Rights Agreement, the Series B Registration Rights Agreement and the Series C Registration Rights Agreement, the “Prior Registration Rights Agreements”); and

WHEREAS, the Company wishes to provide the Investor with the opportunity to purchase its pro rata portion of certain issuances of Common Stock after the date hereof, subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.

Unless otherwise provided in this Agreement, capitalized terms used herein shall have the following meanings:

“Advice” has the meaning specified in Section 3.

“Agreement” has the meaning set forth in the first paragraph hereof.

“Demand Registration Statement” means a registration statement filed by the Company with the SEC (as defined below) for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Holder” means the Investor and any transferee of the Investor’s Registrable Securities with respect to the rights that such transferee shall have acquired in accordance with Section 9, at such times as such Persons shall own Registrable Securities.

“Losses” has the meaning specified in Section 8.1.

“Participating Holders” means the Holders participating in a registration hereunder.

“Registrable Securities” means the Shares and any Common Stock issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (i) distributed to the public pursuant to an offering registered under the Securities Act, (ii) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) otherwise become eligible for resale pursuant to Rule 144(k) under the Securities Act.  For purposes of this Agreement, a Person shall be deemed to be the holder of Registrable Securities, and the Registrable Securities shall be deemed to be outstanding and in existence, whenever such Person has the right to acquire Registrable Securities, and such Person shall be entitled to exercise the rights of a holder of such Registrable Securities hereunder.

“Restricted Securities” means all securities of the Company then outstanding and having registration rights pursuant to the Prior Registration Rights Agreements.

“SEC” means the United States Securities and Exchange Commission, including any governmental authority or agency succeeding to the functions thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the LOI Shares together with the License Agreement Shares.

“Suspension Period” has the meaning specified in Section 3.

“Transfer” means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings);

provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a “Transfer”.

“Violation” has the meaning specified in Section 8.1.

2.             Required Registration.

2.1           If at any time after the date on which an aggregate of 1,500,000 Shares shall be issued or issuable to the Investor, the Holders of more than fifty percent (50%) of those Registrable Securities, request that the Company effect the registration under the Securities Act of the Registrable Securities, the Company shall promptly give written notice of such proposed registration to all Holders of outstanding Registrable Securities, and thereupon the Company shall promptly use its commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register for disposition described in the request of said Holder or Holders and received within 45 days after the giving of the written notice by the Company; provided, however, that:

(a)                           The Company shall not be obligated to file and use its best efforts to cause to become effective more than two registration statements in which Registrable Securities are registered under the Securities Act pursuant to this Section 2.1; provided, however, that if Form S-3 is available to the Company for the registration of such Registrable Securities, the Holders shall be entitled to an unlimited number of such registrations on Form S-3 (provided that the aggregate amount of the proceeds of any such S-3 offering is at least $1,500,000) and such registrations shall not be counted as demands for registration effected pursuant to this Section 2.1; and

(b)                           Anything contained herein to the contrary notwithstanding, with respect to each registration requested pursuant to this Section 2.1, the Company may include in such registration any authorized but unissued shares of Common Stock for sale by the Company or any issued and outstanding shares of Common Stock for sale by others; provided, however, that if the number of shares of Common Stock so included pursuant to this clause (b) exceeds the number of shares registered by the Holder or Holders of outstanding Registrable Securities requesting such registration, then such registration shall not count against the limit in Section 2.1(a) of this Agreement; provided further, however, that the inclusion of such previously authorized but unissued shares by the Company or issued and outstanding shares of Common Stock by others in such registration shall not prevent the Holders of outstanding Registrable Securities requesting such registration from registering the entire number of Registrable Securities requested by them and, in the event the registration is, in whole or in part, an underwritten public offering and the managing underwriter determines and advises in writing that the inclusion of all Registrable Securities proposed to be included in such registration and such previously authorized but unissued shares of Common Stock by the Company and/or issued and outstanding shares of Common Stock by persons other than the Holders of Registrable Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of such securities, then such other previously authorized but unissued shares of Common Stock proposed to be included by the Company and issued and outstanding shares of Common Stock proposed to be included by persons other than the Holders of Registrable Securities shall be reduced or excluded from such registration (as the case may be) in accordance with the terms and provisions of the Prior Registration Rights Agreements.  If the inclusion of all such Registrable Securities would still nevertheless so interfere with the successful marketing of such securities, then the number of shares to be registered shall be reduced pro rata among the Holders of the Registrable Securities; provided, however, that if the amount of Registrable Securities is reduced by more than twenty-five percent (25%), then such offering shall not count against the limit in Section 2.1(a).

2.2           The Company shall use its commercially reasonable efforts to keep the Demand Registration Statement continuously effective under the Securities Act (subject to Section 3) until the earliest of (i) the date that all Registrable Securities covered by the Demand Registration Statement have been publicly sold, (ii) the date on which all Registrable Securities not otherwise sold pursuant to clause (i) and covered by the Demand Registration Statement may be sold pursuant to Rule 144(k), or (iii) two years from the effective date of any such Demand Registration Statement plus any Suspension Period imposed in paragraph 3 below.

3.             Incidental Registration / Piggyback Registration.  For so long as any Holder holds Registrable Securities, if the Company at any time proposes for any reason to register any of its securities under the Securities Act (other than on Forms S-4 or S-8 or any similar or successor form), other than pursuant to Section 2 hereof, it shall each such time promptly give written notice to the Holder of its intention to do so, and, upon written request, given within 30 days after receipt of any such notice, of the Holder to register any Registrable Securities (which request shall specify the Registrable Securities intended to be sold or disposed of by the Holder and shall state the intended method of disposition of such Registrable Securities by the prospective seller), the Company shall use its best efforts to cause all such Registrable Securities to be registered under the Securities Act promptly upon receipt of the written request of the Holder for such registration, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by the prospective seller or sellers of the Registrable Securities so registered.  In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request pursuant to this Section 3 to register Registrable Securities shall specify that such shares are to be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration or (ii) on terms and conditions comparable to those normally applicable to offerings of Common Stock in reasonably similar circumstances in the event that no other shares of Common Stock are being sold through underwriters under such registration; provided, however, that if the managing underwriter determines and advises in writing that the inclusion of all Registrable Securities and Restricted Securities requested to be included in such registration would interfere with the successful marketing (including pricing) of such securities, then the number of Registrable Securities and Restricted Securities to be included in the underwritten public offering shall be reduced, first among the Holders of the Registrable Securities on a pro rata basis, and second among holders of the Restricted Securities in accordance with the terms and provisions of the Prior Registration Rights Agreements; provided further, however,  that this Section 3 shall not be construed to require the exclusion of any shares of Common Stock that are issuable upon exercise of the TBCC Warrant if such exclusion would conflict with the terms of the TBCC Warrant.  Any Registrable Securities which are excluded from the underwritten public offering (either because such shares were not requested by the Holder thereof to be included therein or which were excluded pursuant to the immediately preceding sentence or in connection with a registration pursuant to Section 2 hereof) shall be withheld from the market by the Holder thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering.

4.             Temporary Suspensions of Demand Registration Statement.  Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time by providing written notice to the Holders, to require the Holders to suspend the use of the prospectus forming a part of the Demand Registration Statement for sales of Registrable Securities for a period of time, not to exceed 90 days in any 12-month period (a “Suspension Period”), if the Company shall determine that it is required to disclose in the Demand Registration Statement a financing, acquisition, corporate reorganization or other similar corporate transaction or other material event or circumstance affecting the Company or its securities, and that such disclosure of such information at such time would be seriously detrimental to the Company and its stockholders.  Immediately upon receipt of such notice, the Holder of Registrable Securities covered by the Demand Registration Statement shall suspend the use of the prospectus forming a part of the Demand Registration Statement until requisite changes to such prospectus have been made as required herein or until the Holders are advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed.  After the expiration of any Suspension Period and without any further request from a Holder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Demand Registration Statement or the prospectus forming a part thereof, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of Registrable Securities included therein, such prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.             Registration Procedures; Additional Agreements.  With respect to the Company’s obligations under Section 2, the Company shall:

5.1           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one law firm selected by the Holders copies of all such documents in the form substantially as proposed to be filed with the SEC at least three (3) Business Days (or with respect to any prospectus or any amendment or supplement, at least two (2) Business Days) prior to filing for review and comment by such counsel, which opportunity to comment shall include an absolute right to control or contest disclosure if any Participating Holder reasonably believes that it may be subject to controlling person liability under applicable securities laws with respect thereto, and if such review lasts longer than 48 hours, the filing and effectiveness requirements set forth in Section 2 shall be suspended during the pendency of such review.

5.2           Notify the Holder of the effectiveness of any registration statement with respect to the Registrable Securities and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement.  The Company shall amend the registration statement or supplement the prospectus included therein so that it will remain current and in compliance with the requirements of the Securities Act for the period specified in Section 2.2, and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify each Holder, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish each Holder such amended or supplemented prospectus, which such Holders shall thereafter use in the sale of Registrable Securities pursuant to such registration statement.

5.3           Furnish to each Holder, without charge, such numbers of copies of such registration statement, any pre-effective or post-effective amendment thereto, the prospectus included therein, including each preliminary prospectus, and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act, and such other related documents as such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it pursuant to such registration statement.

5.4           Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such states or jurisdictions as shall be reasonably requested by a Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation, to consent to general service of process or to subject itself to taxation in any state or jurisdiction.

5.5           Promptly notify the Holder of any stop order issued by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

5.6           Use its commercially reasonable efforts to cause all Registrable Securities to be listed on the NASDAQ National Market.

5.7           Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities.

6.             Holders’ Obligations.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of each Holder of Registrable Securities that each such Holder shall furnish to the Company such information regarding it, the number of the Registrable Securities owned by it, the number of Registrable Securities being registered and the intended method of disposition of such securities as shall be required to effect the registration of the Holder’s Registrable Securities, and to cooperate with the Company in preparing such registration.

7.             Registration Expenses.

7.1           Company Expenses.  All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees of any transfer agent and registrar, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and its independent certified public accountants, the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted shall be borne by the Company;

provided, however, that the Company shall only bear such expenses in connection with up to two registrations on Form S-3 requested pursuant to the proviso in Section 2.1(a) hereof.

7.2           Holder Expenses.  All expenses of the Holder in connection with the registration of Registrable Securities hereunder shall be bourne by the Holders including Registrable Securities in such registration statement.

8.             Indemnification; Contribution.

8.1           With respect to a Demand Registration Statement, to the extent permitted by applicable law, the Company shall indemnify and hold harmless each Holder, each Person, if any, who controls each such Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of each such Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys’ fees and disbursements and expenses of investigation (collectively, “Losses”), incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a)   any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

(b)   the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; or

(c)   any violation or alleged violation by the Company of any federal or state securities law applicable to the Company relating to any action or inaction by the Company in connection with the registration effected by the registration statement;

provided, however, that the indemnification required by this Section 8.1 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of the indemnified party expressly for use in connection with such registration; provided, further, that any indemnification required by this Section 8.1 shall not apply to a Holder to the extent that any such Loss is based on or arises out of (i) sales of Registrable Securities during any Suspension Period or (ii) an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has been delivered to each such Holder but has not been sent or given by each such Holder to such Person alleging damage.

8.2           To the extent permitted by applicable law, each such Holder shall, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act against any and all Losses incurred by the Company or such Person pursuant to any actual or threatened action, suit, proceeding or investigation, or to which the Company or any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises out of or is based upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 8.2 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder, (which consent shall not be unreasonably withheld), and (y) in no event shall the amount of any indemnity obligation under this Section 8.2 exceed the net proceeds from the applicable offering received by such Participating Holder.

8.3           (a)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof for which such indemnified party may make a claim under this Section 8, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to assume the defense thereof.  The failure to deliver written notice to the indemnifying party as soon as practicable following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8 to the extent of such prejudice but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 8.  Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder).

(b)   Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (ii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties.

8.4           If the indemnification required by this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Losses referred to in this Section 8:

(a)   The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation.  The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8.1 and Section 8.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(b)   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 8.4(a).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.5           If indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 8 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 8.4.

8.6           The obligations of the Company and any Holder under this Section 8 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

9.             Transfer of Registration Rights.  The rights of a Holder with respect to Registrable Securities pursuant to this Agreement may be Transferred by such Holder to any parent or subsidiary of such Holder in connection with the Transfer of Registrable Securities to such party, in all cases, if (a) the transferor shall have delivered to the Company written notification of such proposed Transfer, setting forth the name of the transferor, name and address of the transferee, and the number of Registrable Securities which shall be so Transferred, (b) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and the Company is provided a copy of such agreement and (c) the transferor is Transferring at least 10,000 Shares (as adjusted for any stock split, stock dividend, recapitalization or otherwise) at any given time.

10.           Miscellaneous.

10.1         Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages are not an adequate remedy for any breach of the provisions of this Agreement and that any party may apply for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

10.2         Amendments and Waivers.

(a)            This Agreement may not be amended, modified or supplement except by a written instrument signed by each of the Company and the Holder or Holders, as the case may be.

(b)           Any term or provision of this Agreement may be waived, or the time for performance extended, as authorized in writing by the party or parties entitled to the benefit thereof.  No waiver of any term or condition of this Agreement shall operate as a waiver of any other breach of such term and condition or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.  No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

10.3         Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

10.4         Entire Agreement.  This Agreement, together with the License Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements, negotiations, discussions and understandings between the parties hereto with respect to such subject matter.

10.5         Severability.  Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law and in such a way as to, as closely as possible, achieve the intended economic effect of such provision and this Agreement as a whole, but if any provision contained herein is, for any reason, held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or any other provisions hereof, unless such a construction would be unreasonable.

10.6         Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, three Business Days after mailing or (d) if sent by reputable overnight courier service, one Business Day after delivery to such service; and shall be addressed as follows:

If to the Company, to:

Genaissance Pharmaceuticals, Inc.

Five Science Park

New Haven, Connecticut  06511

Attention:  Chief Financial Officer

Facsimile:  (203) 786-3567

If to any Holder, to:

Merck KGaA

Frankfurter Strasse 250

64291 Darmstadt

Germany

Attention:

a)             Corporate Legal Department

b)            Corporate Finance & Treasury

10.7         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

10.8         Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including via facsimile), each of which will be considered an original instrument, but all of which together will be considered one and the same agreement, and will become binding when one or more counterparts have been signed by and delivered to each of the parties.

10.9         Termination.  This Agreement may be terminated at any time by a written instrument signed by all parties hereto.

10.10       Attorneys’ Fees.  In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

10.11       No Third Party Beneficiaries.  Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.12       Further Assurances.  Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed the day and year first above written.

GENAISSANCE PHARMACEUTICALS, INC.

By:	/s/ Ben Kaplan

	Name:	Ben Kaplan

	Title:	CFO

MERCK KGaA

By:	/s/ Dr. Inge Lues

	Name:	Dr. Inge Lues

	Title:	Executive Vice President Global Preclinical R&D

By:	/s/ Klaus-Peter Brandis

	Name:	Klaus-Peter Brandis

	Title:	Head Corporate Legal Department